Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-204908

PROSPECTUS SUPPLEMENT dated August 20, 2018 (To Prospectus dated April 29, 2016)

$100,000,000 ETRACS NYSE® Pickens Core Midstream™ Index ETN due August 20, 2048

The ETRACS NYSE® Pickens Core Midstream™ Index ETN due August 20, 2048 (the “Securities”) are senior unsecured debt securities issued by UBS that provide exposure to potential price appreciation in the NYSE® Pickens Core Midstream™ Index (the “Index”), subject to an Accrued Tracking Fee (as described below) of 0.85% per annum. The Index tracks companies and partnerships in the midstream energy industry. Investing in the Securities involves significant risks. You will receive a cash payment at maturity or upon exercise by UBS of its call right, based on the performance of the Index less the Accrued Tracking Fee, as described herein. If you elect to redeem your Securities early, you will receive a cash payment upon early redemption based on the performance of the Index less the Accrued Tracking Fee and the Redemption Fee Amount, as described herein. The Securities may pay a quarterly coupon during their term.

The Securities do not guarantee any return of your initial investment and may not pay any coupon. You will lose some or all of your principal at maturity, early redemption or upon exercise by UBS of its call right if the level of the Index declines or does not increase by an amount sufficient to offset the Accrued Tracking Fee and the Redemption Fee Amount, if applicable. Any payment at maturity, upon early redemption or upon exercise by UBS of its call right, is subject to the creditworthiness of UBS. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption.

The Securities are intended for sophisticated investors as part of an overall diversified portfolio and should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index. Investors should actively and continuously monitor their investments in the Securities. Although the Securities have been approved for listing on NYSE Arca, subject to official notice of issuance, there is no guarantee that a liquid market will develop or be maintained.

General Considerations for the Securities

➢	The Securities are senior Series B unsecured debt securities issued by UBS, maturing on August 20, 2048.

➢	The initial issuance of the Securities will trade on August 20, 2018 and settle on August 22, 2018.

➢	The Securities do not guarantee any return of principal and, although they may pay a quarterly coupon payment, there is no guaranteed fixed coupon or interest amount during their term.

➢	The Current Principal Amount for each series of Securities is recalculated each calendar day to reflect the performance of the Index.

➢

An Accrued Tracking Fee calculated at the rate of 0.85% per annum of the Closing Indicative Value on the previous calendar day is deducted each calendar day from the Current Principal Amount on such calendar day.

➢

You will receive a cash payment at maturity or upon exercise by UBS of its call right with respect to each series of Securities based on the Current Principal Amount of such series of Securities at the end of the applicable measurement period at maturity or in certain circumstances upon call, as described herein.

➢

You may exercise your right to early redemption with a minimum redemption amount of 50,000 Securities if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the Closing Indicative Value on the Redemption Valuation Date, less the Redemption Fee Amount, as described herein.

➢

The Index tracks companies and partnerships in the midstream energy industry which have historically exhibited high levels of volatility and you should expect the trading price and Current Principal Amount of the Securities to be volatile.

See “Risk Factors” beginning on page S-15 for a description of risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities may have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

UBS Investment Bank	(cover continued on next page)
Prospectus Supplement dated August 20, 2018

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)
Series:	Medium-Term Notes, Series B
Initial Trade Date:	August 20, 2018
Initial Settlement Date:	August 22, 2018
Term:	30 years, ending on the Maturity Date, subject to your right to require UBS to redeem your Securities on any Redemption Date and to the UBS Call Right, each as described below.
Maturity Date:	August 20, 2048, subject to adjustment
Stated Principal Amount:	$25.00 per Security. If any series of Securities undergo a split or reverse split, the Stated Principal Amount of such series will be adjusted accordingly.
Underlying Index:	The NYSE® Pickens Core Midstream™ Index measures the performance of the common stock of corporations and units of master limited partnerships (“MLPs”) which represent U.S. midstream energy fundamentals, agnostic of entity structure. The Index is calculated by ICE Data Indices, LLC (the “Index Sponsor”) using a modified free-float market capitalization weighted methodology. We refer to the corporations, MLPs and any other entities included in the Index as the “Index constituents.” The Index constituents earn the majority of their operating income from midstream energy activities (gathering and processing, liquefaction, pipeline transportation, rail terminaling and storage of energy commodities). For a detailed description of the Index, see “NYSE® Pickens Core Midstream™ Index” beginning on page S-31.
The payment you receive on your Securities at maturity, early redemption or upon exercise by UBS of its call right will depend on the performance of the Index, as measured by the Current Principal Amount (calculated by the Security Calculation Agent as described herein).
Coupon Amount:	For each Security you hold on the applicable Coupon Record Date you may receive on each quarterly Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the Securities — Coupon Payment” beginning on page S-45, the Coupon Amount will equal the sum of the cash distributions that a hypothetical holder of Index constituents would have been entitled to receive in respect of the Index constituents during the relevant period. The final Coupon Amount, if any, will be included in the Cash Settlement Amount.
Coupon Payment Date:	The 15th Index Business Day following each Coupon Valuation Date, commencing on October 22, 2018, subject to adjustment. The final Coupon Payment Date will be the Maturity Date.
Measurement Period

The “Measurement Period” means the Final Measurement Period or the Call Measurement Period, as applicable.

The “Final Measurement Period” means the five (5) Index Business Days from and including the Calculation Date, subject to adjustments as described under “Specific Terms of the Securities — Market Disruption Event.”

The “Call Measurement Period” means:

(1) if the Market Value of Securities outstanding as at the close of business on the Trading Day immediately preceding the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is less than $100,000,000, the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”; or

(2) if the Market Value of Securities outstanding as at the close of business on the Trading Day immediately preceding the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is equal to or greater than $100,000,000, the five (5) Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “Specific Terms of the Securities — Market Disruption Event.”

In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement Period.

Current Principal Amount

The “Current Principal Amount” for each Security means:

(1) On the Initial Trade Date, $25.00 per Security;

(2) For each subsequent calendar day, to but excluding the first day of an applicable Measurement Period:

(Current Principal Amount on the previous calendar day × Index Factor) – Accrued Tracking Fee.

(3) On the last day of an applicable Measurement Period:

(Current Principal Amount on the calendar day immediately preceding the applicable Measurement Period × Index Factor) — Accrued Tracking Fee.

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To the extent the Current Principal Amount must be calculated during a Measurement Period, the Current Principal Amount on any day during the Measurement Period shall be calculated as if such day is the last day of the applicable Measurement Period and in such circumstances, clause (2) of the “Index Factor” definition (below) shall be determined by calculating:

(i) (A) (the Index Closing Level on each prior Trading Day, if any, of the applicable Measurement Period) + (the Index Closing Level on such determination date within the applicable Measurement Period × the number of Trading Days from and including such date of determination to, and including, the last Trading Day within the applicable Measurement Period (as described below)), divided by (B) the number of scheduled Trading Days in the applicable Measurement Period; and (ii) dividing the result obtained under (i) above by the Index Closing Level on the Index Business Day immediately preceding the first day of the applicable Measurement Period.

If any series of Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

Index Factor:

The “Index Factor” will equal:

(1) on any Index Business Day prior to an applicable Measurement Period:

Index Closing Level on such Index Business Day divided by Index Closing Level on the immediately preceding Index Business Day.

(2) on the last Index Business Day in a Measurement Period:

(i) the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the applicable Measurement Period divided by (ii) the Index Closing Level on the Index Business Day immediately preceding the first day of the applicable Measurement Period.

The Index Factor will equal one (1) on any calendar day that is not an Index Business Day.

Current Indicative Value / intraday indicative value:

The “Current Indicative Value” or “intraday indicative value” of the Securities, as determined by the Security Calculation Agent, means, as of any time and date of determination, an amount per Security, equal to:

(Current Principal Amount on the previous calendar day × Index Factor, calculated using the intraday indicative value of the Index) – Accrued Tracking Fee + Coupon Amount with respect to the Coupon Valuation Date immediately preceding the date of determination if on the date of determination the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred + the Reference Distribution Amount, calculated as if such time and date of determination is a Coupon Valuation Date.

The actual trading price of the Securities in the secondary market may vary significantly from the indicative value.

On any day within a Measurement Period, the Current Indicative Value of the Securities shall be calculated as if such day is the last day of the applicable Measurement Period and in such circumstances, clause (2) of the “Index Factor” definition shall be determined by calculating (i) (A) (the Index Closing Level on each prior Trading Day, if any, of the applicable Measurement Period) + (the Index Closing Level on such determination date within the applicable Measurement Period × the number of Trading Days from and including such date of determination, to and including, the last Trading Day within the applicable Measurement Period), divided by (B) the number of scheduled Trading Days in the applicable Measurement Period; and (ii) dividing the result obtained under (i) above by the Index Closing Level on the Index Business Day immediately preceding the first day of the applicable Measurement Period.

If any series of Securities undergo a split or reverse split, the Current Indicative Value (or intraday indicative value) will be adjusted accordingly.

Closing Indicative Value	The “Closing Indicative Value” as determined by the Security Calculation Agent, means the Current Indicative Value calculated as at the close of business on an Index Business Day.
Accrued Tracking Fee:

The Accrued Tracking Fee means, as of any date of determination, an amount per Security equal to 0.85% per annum, calculated as follows:

(1) The Accrued Tracking Fee on the Initial Trade Date is equal to zero.

(2) The Accrued Tracking Fee on any subsequent calendar day prior to the beginning of a Measurement Period, is equal to:

(0.85% / 365) × Closing Indicative Value on the previous calendar day

(3) The Accrued Tracking Fee as of the last day of an applicable Measurement Period is equal to:

(0.85% × a fraction, the numerator of which equals the number of calendar days from and including the first day of the applicable Measurement Period to but excluding the last day of the applicable Measurement Period and the denominator of which equals 365) × Closing Indicative Value as of the calendar day immediately preceding the first day of the applicable Measurement Period.

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Payment at Maturity; Cash Settlement Amount:

For each Security, unless earlier called or redeemed, you will receive at maturity a cash payment equal to:

(Current Principal Amount as of the calendar day immediately preceding the Calculation Date × Index Factor as of the last Index Business Day in the Final Measurement Period) + the final Coupon Amount if on such last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred – the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period + the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any.

We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

Early Redemption; Redemption Amount:

Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures,” upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to:

Closing Indicative Value as of the Redemption Valuation Date — the Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.” If the amount so calculated is equal to or less than zero, the payment upon early redemption will be zero.

Redemption Fee Amount:	The “Redemption Fee Amount” means, as of any Redemption Valuation Date, an amount per Security equal to: 0.125% × Closing Indicative Value of the Security as of such Valuation Date.
UBS Call Right:	On any Business Day on or after August 25, 2019 through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment upon exercise of the Call Right will be zero.
Call Settlement Amount:

In the event UBS exercises its Call Right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to:

(Current Principal Amount as of the calendar day immediate preceding the Call Measurement Period × Index Factor as of the last Index Business Day in the Call Measurement Period) + the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex- Date with respect to such Coupon Amount has not yet occurred – the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period + the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any.

We refer to this cash payment as the “Call Settlement Amount.”

In the event that the Market Value of the Securities outstanding is less than $100,000,000 as at the close of business on the Trading Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right, the Call Measurement Period will be the Call Valuation Date. For details of the applicable “Call Measurement Periods”, see “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-52.

Initial Index Level	The “Initial Index Level” means the Index Closing Level on the Initial Trade Date. 1313.27 is the Initial Index Level, as determined by the Security Calculation Agent.
Index Closing Level:	The “Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.
Index Divisor:	The “Index Divisor,” as of any date of determination, is the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “NYSE® Pickens Core Midstream™ Index — Index Calculation” beginning on page S-33.
Security Calculation Agent:	UBS Securities LLC or any successor agent appointed by UBS.
Index Calculation Agent:	The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently ICE Data Indices, LLC, which is also the Index Sponsor (“IDI” or “Index Sponsor”).
Calculation Date:	August 12, 2048, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustment.
Listing:	The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca under the symbol “PYPE”. There can be no assurance that an active secondary market will develop; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

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Indicative Value Symbol of the Securities:	The Current Indicative Value (or intraday indicative value) of the Securities will be published on each Index Business Day under the ticker symbols:
PYPEIV <INDEX> (Bloomberg); ^PYPE-IV (Yahoo! Finance).
Intraday Indicative Value of the Index:	On each Index Business Day, the Index Sponsor, or a successor Index Calculation Agent, will calculate and publish the “intraday indicative value of the Index” every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “NYPYPE”.
Reference Distribution Amount:

The “Reference Distribution Amount” means:

(1) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the Initial Trade Date to and including the first Coupon Valuation Date; and

(2) as of any other Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date. Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

Stub Reference Distribution Amount:	The “Stub Reference Distribution Amount” means as of the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date, to and including the last Index Business Day in the Final Measurement Period or Call Measurement Period as applicable, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold 4/5ths, 3/5ths, 2/5ths and 1/5th of the shares/units of each Index constituent it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Final Measurement Period or Call Measurement Period.
Reference Holder:	The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units or shares, as applicable, of each Index constituent equal to (i) the published unit weighting of that Index constituent as of that date, divided by (ii) the product of (a) the Index Divisor as of that date, and (b) the Index Closing Level on the prior calendar day divided by the Current Principal Amount on the prior calendar day.
Split or reverse split of the Securities:	We may, at any time in our sole discretion, initiate a split or reverse split of any series of Securities. If we decide to initiate a split or reverse split, such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of such series of Securities and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The record date for any split or reverse split will be the tenth Business Day after the record date. In the event of a split or reverse split, the Current Indicative Value of the applicable series of Securities will be adjusted accordingly. See “Valuation of the Index and the Securities — Split or Reverse Split of the Securities” beginning on page S-43.
Related Definitions:	See “Specific Terms of the Securities — Coupon Payment” beginning on page S-45 for the definitions of “Coupon Record Date,” “Coupon Ex-Date,” “Coupon Valuation Date,” “record date” and “ex-dividend date.”
See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-47 for the definitions of “Index Business Day,” “Business Day,” “Trading Day,” “Primary Exchange” and “Related Exchange.”
See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-50 for the definitions of “Redemption Valuation Date,” “Redemption Notice,” “Redemption Confirmation” and “Redemption Date.”
See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-52 for the definition of “Call Valuation Date” and “Market Value.”
CUSIP Number:	90274E257
ISIN Number:	US90274E2578

On the Initial Trade Date, we sold $25,000,000 aggregate principal amount of Securities (1,000,000 Securities) to UBS Securities LLC at 100% of the aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of these Securities and issue and sell additional Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price at which the Securities are sold, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal

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Amount. UBS Securities LLC may charge normal commissions for the sale of the Securities and may also receive a portion of the Accrued Tracking Fee in connection with future distributions. For any Securities it sells, UBS Securities LLC may charge purchasers a creation fee, which may vary over time at UBS’s discretion.

Please see “Supplemental Plan of Distribution” on page S-73 for more information.

We may use this prospectus supplement in the initial sale of the Securities. In addition, UBS Securities LLC, or another of our affiliates may use this prospectus supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This prospectus supplement contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated April  29, 2016 at:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-9
Risk Factors	S-15
NYSE® Pickens Core Midstream™ Index	S-31
Valuation of the Index and the Securities	S-42
Specific Terms of the Securities	S-45
Use of Proceeds and Hedging	S-62
Material U.S. Federal Income Tax Consequences	S-63
Benefit Plan Investor Considerations	S-71
Supplemental Plan of Distribution	S-73
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

i

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may suspend or cease sales of the Securities at any time, at our discretion, or resume sales of such Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus. We may consolidate the additional securities to form a single class with the outstanding Securities. In addition, we may suspend sales of the Securities for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS with a return linked to the performance of the NYSE® Pickens Core Midstream™ Index (the “Index”). The Securities may pay a quarterly coupon during their term. The Securities do not have a minimum payment at maturity, upon redemption or upon call and are fully exposed to any decline in the Index. Therefore, a purchase of the Securities is exposed to the risk of loss of the entire amount invested.

The Index

The Index measures the performance of the common stocks of corporations and units of MLPs which are intended to represent U.S. midstream energy fundamentals, agnostic of entity structure. The Index is calculated by the Index Sponsor using a modified free-float market capitalization weighted methodology. The Index constituents earn the majority of their operating income from midstream energy activities —gathering and processing, liquefaction, pipeline transportation, rail terminaling and storage of energy commodities. For a detailed description of the Index, see “NYSE® Pickens Core Midstream™ Index” beginning on page S-31.

The payment you receive on your Securities at maturity, early redemption or upon exercise by UBS of its call right will depend on the performance of the Index, as measured by the Current Principal Amount.

Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at maturity, you will receive a cash payment based on the performance of the Index, reduced by the Accrued Tracking Fee. The cash payment will be equal to:

(a) the product of:

(i) the Current Principal Amount as of the calendar day immediately preceding the Calculation Date and

(ii) the Index Factor as of the last Index Business Day in the Final Measurement Period, plus

(b) the final Coupon Amount if on such last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, minus

(c) the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus

(d) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any.

If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The Securities are fully exposed to any decline in the level of the Index. The negative effect of the Accrued Tracking Fee will reduce your final payment. If the level of the Index (as measured by the Index Closing Level at the end of the applicable Measurement Period, as compared to the Initial Index Level or the Index level at the time you purchase the Securities, as applicable) does not increase by an amount sufficient to offset the negative effect of the Accrued Tracking Fee (less any Coupon Amounts and/or any Stub Reference Distribution Amount as applicable, you may be entitled to receive), or if the final Index level is less than the Initial Index Level (or the Index level at the time you purchase the Securities, as applicable), you may lose some or all of your investment at maturity. The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the Current Principal Amount.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-47.

If any series of Securities undergoes a subsequent split or reverse split, the Current Indicative Value for such series of Securities will be adjusted accordingly (see “Valuation of the Index and the Securities —Split or Reverse Split of the Securities” herein). UBS Securities LLC or its affiliate is responsible for computing and disseminating the Current Principal Amount.

Coupon Payments

The Securities may pay a quarterly coupon during their term. For each Security you hold on the applicable Coupon Record Date, you will receive on each Coupon Payment Date an amount in cash equal to the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

Unlike ordinary debt securities, the Securities do not guarantee any coupon payment.

See “Specific Terms of the Securities — Coupon Payment” beginning on page S-45.

UBS’s Call Right

On any Business Day on or after August 25, 2019 through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding

Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-52.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, on any Business Day prior to the Maturity Date commencing on August 27, 2018 through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, as defined below. You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities. We may from time to time in our sole discretion reduce or waive this minimum amount on a case-by-case basis.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-50.

You may lose some or all of your investment upon early redemption. The combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount will reduce your final Redemption Amount. If the level of the Index (as measured by the Index Closing Level on the Redemption Valuation Date compared to the initial Index closing level) does not increase by an amount sufficient to offset the combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount (less any Coupon Amounts, you may be entitled to receive) you may lose some or all of your investment upon early redemption.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a Redemption Notice to UBS by email no later than 4:00 p.m. (New York City time) on the Index Business Day on which you elect to exercise your redemption right and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. See “Specific Terms of the Securities — Redemption Procedures” beginning on page S-51, and “Description of Debt Securities We May Offer — Redemption and Repayment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-15.

➢

You may lose some or all of your investment — The Securities do not guarantee any return on your initial investment and are fully exposed to any decline in the level of the Index. The negative effect of the Accrued Tracking Fee and, in the case of early redemption at your option, the Redemption Fee Amount, will reduce your final payment. If the increase in the level of the Index (as measured by the Index Level at the end of the applicable Measurement Period or on the Redemption Valuation date, as applicable, as compared to the Initial Index Level (or the Index level at the time you purchase the Securities, as applicable)) is insufficient to offset the negative effect of the Accrued Tracking Fee and, in the case of early redemption at your option, the Redemption Fee Amount, (less any Coupon

Amounts and any Stub Reference Distribution Amount, as applicable, you may be entitled to receive), or if the final Index level is less than the Initial Index Level (or the Index level at the time you purchase the Securities, as applicable), you may lose some or all of your investment at maturity or call, or upon early redemption.

➢

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by sophisticated investors who are willing to actively and continuously monitor their investment and who understand how path dependence affects the value of the Securities — The Securities require an understanding of path dependence of investment results and are intended for sophisticated investors to use as part of an overall diversified portfolio. The Securities are fully exposed to any decline in the level of the Index, and your payment at maturity or call, or upon early redemption, is linked to the performance of the Index. The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the Closing Indicative Value, and the absolute level of the Accrued Tracking Fee is dependent on the path taken by the Index to arrive at its ending level on any date of determination.

➢

Market risk — The return on the Securities, which may be positive or negative, is linked to the return on the Index as measured by the Index Factor, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

➢

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any payment at maturity, call or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment. The Securities do not benefit from any co-obligation of UBS Switzerland AG.

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Potential over-concentration in a particular industry — There is only one industry — energy — related to the Index constituents. An investment in the Securities will increase your portfolio’s exposure to fluctuations in the energy industry, and specifically the midstream energy sector.

➢

You are not guaranteed a coupon payment — You will not receive a coupon payment on a Coupon Payment Date if the underlying Index constituents do not pay any dividends or distributions and the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is zero. Similarly, the Stub Reference Distribution Amount (including as part of the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable) may be zero if the underlying Index constituents do not pay any dividends or distributions during the applicable period.

➢

A trading market for the Securities may not develop — Although the Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not sell the full aggregate stated principal amount of the Securities set forth on the cover of this prospectus. We may issue and sell additional Securities from time to time and we may suspend, slow or cease sales of the Securities at any time, at our discretion.

➢

Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we elect to reduce or waive the minimum redemption amount in our sole discretion, on a case-by-case basis or your broker or other financial intermediary bundles your Securities of such series for redemption with those of other investors to reach this minimum requirement. You should not assume you will be entitled to the benefit of any such waiver. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount.

➢

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities. You will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➢

UBS’s call right — UBS may elect to redeem all outstanding Securities on any Business Day on or after August 25, 2019, as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-52. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Securities or the amount you would have otherwise been entitled to receive at maturity, and you may not be able to reinvest any amounts received at comparable terms or returns.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢	You are willing to accept the risk that you may lose some or all of your investment.

➢

You seek an investment with a return linked to the performance of the Index, which will provide exposure to midstream energy-oriented corporations and MLPs, and Coupon Amounts which are dependent on dividends and distributions made with respect to the Index constituents.

➢

You are a sophisticated investor who understands path dependence of investment results and believe the level of the Index will increase during the term of the Securities by an amount sufficient to offset the Accrued Tracking Fee and, in the case of early redemption at your option the Redemption Fee Amount, less any Coupon Amounts and any Stub Reference Distribution Amount, as applicable, you may be entitled to receive.

➢	You are willing to hold securities that have a long-term maturity (30 years).

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right, on or after August 25, 2019.

➢	You are willing to receive a lower amount of distributions than you might have if you owned interests in the Index constituents directly.

➢

You are willing to accept the risk of fluctuations in the energy industry, in general, and the risks inherent in a concentrated investment in midstream energy-oriented corporations and MLPs, in particular.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢

You are willing to pay the Accrued Tracking Fee and, if applicable, the Redemption Fee Amount and creation fee which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢	You seek the potential for current income from your investment.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You are not willing to accept the risk that you may lose some or all of your investment.

➢

You do not seek an investment with a return linked to the performance of the Index, which will provide exposure to midstream energy-oriented corporations and MLPs, and Coupon Amounts which are dependent on dividends and distributions made with respect to the Index constituents.

➢

You are not a sophisticated investor, do not understand path dependence of investment results and believe that the level of the Index will decline during the term of the Securities or the level of the Index will not increase by an amount sufficient to offset the Accrued Tracking Fee and in the case of early redemption at your option, any Redemption Fee Amount, less any Coupon Amounts and any Stub Reference Distribution Amount, as applicable, you may be entitled to receive.

➢	You are not willing to hold securities that have a long-term maturity (30 years).

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right, on or after August 25, 2019.

➢

You are not willing to be exposed to the risk of fluctuations in the energy industry, in general, and the risks inherent in a concentrated investment in midstream energy-oriented corporations and MLPs, in particular.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢

You are not willing to pay the Accrued Tracking Fee and, if applicable, the Redemption Fee and creation fee which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

➢	You seek a regularly scheduled fixed interest payment from your investment.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by ICE Data Indices, LLC (the “Index Sponsor”) and disseminated by the NYSE approximately every fifteen seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:30 a.m. to 4:00 p.m., New York City time on those days specified as Index Business Days, and a daily Index level is published at approximately 5:00 p.m., New York City time, on each Index Business Day. Index information, including the Index level, is available from NYSE and Bloomberg L.P. (“Bloomberg”) under the symbol “NYPYPE”. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index at the end of the applicable Measurement Period or on the Redemption Valuation Date, as the case may be.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” on page S-63.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. In addition, you and we agree, in the absence of a statute, regulation, or administrative or judicial ruling to the contrary, to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income of a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) for tax purposes at the time such amounts accrue or are received, in accordance with the holder’s regular method of tax accounting for tax purposes. You will be required to treat the Coupon Amounts and the Stub Reference Distribution Amount, if any, in such a manner despite the fact that (a) all or a portion of such distributions may be attributable to (i) partnership distributions that are attributable to allocations of long-term capital gain that in the case of a direct investor would be subject to tax at long-term capital gains rates, (ii) partnership distributions that exceed the partnership’s income, in which case a direct holder of the partnership interest would effectively be able to exclude such excess from income, (iii) dividends that a direct investor would treat as “qualified dividends” that may be taxed at capital gains rates, and (iv) dividends for which a direct corporate investor would receive a dividends received deduction, and (b) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)), a U.S. holder should generally recognize capital gain or loss upon the sale, redemption or maturity of its Securities in an amount equal to the difference between the amount realized (other than any amount attributable to the accrued Coupon Amount and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the amount that the holder paid for the Securities. Such gain or loss should generally be long-term capital gain or loss if the holder held the Securities for more than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described under “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments” on page S-65.

It is likely that ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the rules of Section 1260 of the Code that apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity, and (ii) an entity that is treated as a partnership for tax purposes is considered to be a pass-thru entity. The Index is primarily comprised of entities that are classified as partnerships for U.S. federal income tax purposes. It is, however, not entirely clear how Section 1260 applies in the case of an index, like the Index, that is primarily composed of pass-thru entities. Although the matter is not free from doubt, it is likely that Section 1260 should apply to the portion of the return on the Securities that is determined by reference to Index constituents that are classified as partnerships for U.S. federal income tax purposes (the “Partnership Constituents”).

If the Securities are subject to these rules, then any long-term capital gain that a U.S. holder realizes upon the sale, redemption or maturity of its Securities that is attributable to the Partnership Constituents would be recharacterized as ordinary income (and would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that the holder would have realized if it had purchased an actual interest in the Partnership Constituents (in an amount equal to the notional amount of the Partnership Constituents that are referenced by the Securities) on the date that the holder purchased the Securities and sold its interest in the Partnership Constituents on the date of the sale, redemption or maturity of the Securities

(the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Partnership Constituent. If the Securities are subject to Section 1260, the Excess Gain Amount will be presumed to be equal to all of the gain that a U.S. holder recognizes in respect of the Securities that is attributable to the Partnership Constituents unless the holder provides clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holders” and are urged to consult your own tax advisor regarding the potential application of these rules.

Non-U.S. holders of Securities should review the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” for a summary of the tax consequences to them of holding the Securities, including a discussion of withholding taxes that will be imposed on distributions to them in respect of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS, and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Payment at Maturity or Call, or upon Early Redemption

The following examples illustrate how the Securities would perform at maturity or call, or upon early redemption, in hypothetical circumstances. We have included examples in which the Index level increases at a constant rate of 2% per year through maturity (Example 1), as well as examples in which the Index level decreases at a constant rate of 2% per year through maturity (Example 2). In addition, Example 3 shows the Index level increasing by 2% per year and decreasing by 2% per year in alternating years through maturity, and Example 4 shows the Index level increasing by 3% per year and decreasing by 3% per year in alternating years through maturity. For ease of analysis and presentation, the following examples assume that no Coupon Amount was paid during the term of the Securities, the Reference Distribution Amount for each applicable period is zero and no Stub Reference Distribution Amount will be paid at maturity or call. In addition, the examples assume that the Accrued Tracking Fee is calculated on an annual basis. These examples highlight the impact of the Accrued Tracking Fee on the payment at maturity or call, or upon early redemption, under different circumstances. The Accrued Tracking Fee has been calculated on an annual basis for the purposes of these examples. However, because the Accrued Tracking Fee is actually calculated on a daily basis and takes into account the performance of the Index, as measured by the Closing Indicative Value, the absolute level of the Accrued Tracking Fee is dependent on the path taken by the Index to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for year 30 are as of the hypothetical Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity or call, or upon early redemption, in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1 — The Index level increases at a constant rate of 2% per year through maturity.

Assumptions:

Annualized Accrued Tracking Fee:	0.850%
Redemption Fee:	0.125%
Stated Principal Amount:	$25.00
Initial Index Closing Level:	1,250.00
Annualized Index Performance:	2.000%

Year	Index Level	Index Factor	Current Principal Amount	Reference Distribution Amount	Current Indicative Value	Accrued Tracking Fee for the Applicable Year	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H	I
0	1,250.00		$25.00		$25.00
1	1,275.00	1.02	$25.29	$0.00	$25.29	$0.2125	$25.29	$25.26
2	1,300.50	1.02	$25.58	$0.00	$25.58	$0.2149	$25.58	$25.55
3	1,326.51	1.02	$25.87	$0.00	$25.87	$0.2174	$25.87	$25.84
4	1,353.04	1.02	$26.17	$0.00	$26.17	$0.2199	$26.17	$26.14
5	1,380.10	1.02	$26.47	$0.00	$26.47	$0.2224	$26.47	$26.44
6	1,407.70	1.02	$26.78	$0.00	$26.78	$0.2250	$26.78	$26.74
7	1,435.86	1.02	$27.08	$0.00	$27.08	$0.2276	$27.08	$27.05
8	1,464.57	1.02	$27.39	$0.00	$27.39	$0.2302	$27.39	$27.36
9	1,493.87	1.02	$27.71	$0.00	$27.71	$0.2329	$27.71	$27.68
10	1,523.74	1.02	$28.03	$0.00	$28.03	$0.2355	$28.03	$27.99
11	1,554.22	1.02	$28.35	$0.00	$28.35	$0.2382	$28.35	$28.32
12	1,585.30	1.02	$28.68	$0.00	$28.68	$0.2410	$28.68	$28.64
13	1,617.01	1.02	$29.01	$0.00	$29.01	$0.2438	$29.01	$28.97
14	1,649.35	1.02	$29.34	$0.00	$29.34	$0.2466	$29.34	$29.30
15	1,682.34	1.02	$29.68	$0.00	$29.68	$0.2494	$29.68	$29.64
16	1,715.98	1.02	$30.02	$0.00	$30.02	$0.2523	$30.02	$29.98
17	1,750.30	1.02	$30.36	$0.00	$30.36	$0.2552	$30.36	$30.33
18	1,785.31	1.02	$30.71	$0.00	$30.71	$0.2581	$30.71	$30.67
19	1,821.01	1.02	$31.07	$0.00	$31.07	$0.2611	$31.07	$31.03
20	1,857.43	1.02	$31.42	$0.00	$31.42	$0.2641	$31.42	$31.38
21	1,894.58	1.02	$31.79	$0.00	$31.79	$0.2671	$31.79	$31.75
22	1,932.47	1.02	$32.15	$0.00	$32.15	$0.2702	$32.15	$32.11
23	1,971.12	1.02	$32.52	$0.00	$32.52	$0.2733	$32.52	$32.48
24	2,010.55	1.02	$32.89	$0.00	$32.89	$0.2764	$32.89	$32.85
25	2,050.76	1.02	$33.27	$0.00	$33.27	$0.2796	$33.27	$33.23
26	2,091.77	1.02	$33.66	$0.00	$33.66	$0.2828	$33.66	$33.61
27	2,133.61	1.02	$34.04	$0.00	$34.04	$0.2861	$34.04	$34.00
28	2,176.28	1.02	$34.43	$0.00	$34.43	$0.2894	$34.43	$34.39
29	2,219.81	1.02	$34.83	$0.00	$34.83	$0.2927	$34.83	$34.79
30	2,264.20	1.02	$35.23	$0.00	$35.23	$0.2961	$35.23	$35.19

Cumulative Index Return	81.14%
Cumulative Return on Securities**	40.75%
Annual Index Return	2.00%
Annual Return on Securities**	1.15%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 2 — The Index level decreases at a constant rate of 2% per year through maturity.

Assumptions:

Annualized Accrued Tracking Fee:	0.850%
Redemption Fee:	0.125%
Stated Principal Amount:	$25.00
Initial Index Closing Level:	1,250.00
Annualized Index Performance:	-2.000%

Year	Index Level	Index Factor	Current Principal Amount	Reference Distribution Amount	Current Indicative Value	Accrued Tracking Fee for the Applicable Year	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H	I
0	1,250.00		$25.00		$25.00
1	1,225.00	0.98	$24.29	$0.00	$24.29	$0.2125	$24.29	$24.26
2	1,200.50	0.98	$23.60	$0.00	$23.60	$0.2064	$23.60	$23.57
3	1,176.49	0.98	$22.92	$0.00	$22.92	$0.2006	$22.92	$22.89
4	1,152.96	0.98	$22.27	$0.00	$22.27	$0.1948	$22.27	$22.24
5	1,129.90	0.98	$21.63	$0.00	$21.63	$0.1893	$21.63	$21.61
6	1,107.30	0.98	$21.02	$0.00	$21.02	$0.1839	$21.02	$20.99
7	1,085.16	0.98	$20.42	$0.00	$20.42	$0.1787	$20.42	$20.39
8	1,063.45	0.98	$19.84	$0.00	$19.84	$0.1736	$19.84	$19.81
9	1,042.18	0.98	$19.27	$0.00	$19.27	$0.1686	$19.27	$19.25
10	1,021.34	0.98	$18.72	$0.00	$18.72	$0.1638	$18.72	$18.70
11	1,000.91	0.98	$18.19	$0.00	$18.19	$0.1591	$18.19	$18.17
12	980.90	0.98	$17.67	$0.00	$17.67	$0.1546	$17.67	$17.65
13	961.28	0.98	$17.17	$0.00	$17.17	$0.1502	$17.17	$17.15
14	942.05	0.98	$16.68	$0.00	$16.68	$0.1459	$16.68	$16.66
15	923.21	0.98	$16.20	$0.00	$16.20	$0.1418	$16.20	$16.18
16	904.75	0.98	$15.74	$0.00	$15.74	$0.1377	$15.74	$15.72
17	886.65	0.98	$15.29	$0.00	$15.29	$0.1338	$15.29	$15.27
18	868.92	0.98	$14.86	$0.00	$14.86	$0.1300	$14.86	$14.84
19	851.54	0.98	$14.43	$0.00	$14.43	$0.1263	$14.43	$14.41
20	834.51	0.98	$14.02	$0.00	$14.02	$0.1227	$14.02	$14.00
21	817.82	0.98	$13.62	$0.00	$13.62	$0.1192	$13.62	$13.60
22	801.46	0.98	$13.23	$0.00	$13.23	$0.1158	$13.23	$13.22
23	785.43	0.98	$12.86	$0.00	$12.86	$0.1125	$12.86	$12.84
24	769.73	0.98	$12.49	$0.00	$12.49	$0.1093	$12.49	$12.47
25	754.33	0.98	$12.13	$0.00	$12.13	$0.1062	$12.13	$12.12
26	739.24	0.98	$11.79	$0.00	$11.79	$0.1031	$11.79	$11.77
27	724.46	0.98	$11.45	$0.00	$11.45	$0.1002	$11.45	$11.44
28	709.97	0.98	$11.13	$0.00	$11.13	$0.0973	$11.13	$11.11
29	695.77	0.98	$10.81	$0.00	$10.81	$0.0946	$10.81	$10.80
30	681.86	0.98	$10.50	$0.00	$10.50	$0.0919	$10.50	$10.49

Cumulative Index Return	-45.45%
Cumulative Return on Securities**	-58.05%
Annual Index Return	-2.00%
Annual Return on Securities**	-2.85%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 3 — The Index level increases by 2% per year or decreases by 2% per year in alternate years through maturity.

Assumptions:

Annualized Accrued Tracking Fee:	0.850%
Redemption Fee:	0.125%
Stated Principal Amount:	$25.00
Initial Index Closing Level:	1,250.00
Annualized Index Performance:	2.000% / -2.000% (alternating)

Year	Index Level	Index Factor	Current Principal Amount	Reference Distribution Amount	Current Indicative Value	Accrued Tracking Fee for the Applicable Year	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H	I
0	1,250.00		$25.00		$25.00
1	1,275.00	1.02	$25.29	$0.00	$25.29	$0.2125	$25.29	$25.26
2	1,249.50	0.98	$24.57	$0.00	$24.57	$0.2149	$24.57	$24.54
3	1,274.49	1.02	$24.85	$0.00	$24.85	$0.2088	$24.85	$24.82
4	1,249.00	0.98	$24.14	$0.00	$24.14	$0.2112	$24.14	$24.11
5	1,273.98	1.02	$24.42	$0.00	$24.42	$0.2052	$24.42	$24.39
6	1,248.50	0.98	$23.72	$0.00	$23.72	$0.2076	$23.72	$23.69
7	1,273.47	1.02	$24.00	$0.00	$24.00	$0.2016	$24.00	$23.97
8	1,248.00	0.98	$23.31	$0.00	$23.31	$0.2040	$23.31	$23.28
9	1,272.96	1.02	$23.58	$0.00	$23.58	$0.1981	$23.58	$23.55
10	1,247.50	0.98	$22.91	$0.00	$22.91	$0.2004	$22.91	$22.88
11	1,272.45	1.02	$23.17	$0.00	$23.17	$0.1947	$23.17	$23.14
12	1,247.00	0.98	$22.51	$0.00	$22.51	$0.1970	$22.51	$22.48
13	1,271.94	1.02	$22.77	$0.00	$22.77	$0.1913	$22.77	$22.74
14	1,246.50	0.98	$22.12	$0.00	$22.12	$0.1935	$22.12	$22.09
15	1,271.43	1.02	$22.38	$0.00	$22.38	$0.1880	$22.38	$22.35
16	1,246.01	0.98	$21.74	$0.00	$21.74	$0.1902	$21.74	$21.71
17	1,270.93	1.02	$21.99	$0.00	$21.99	$0.1848	$21.99	$21.96
18	1,245.51	0.98	$21.36	$0.00	$21.36	$0.1869	$21.36	$21.33
19	1,270.42	1.02	$21.61	$0.00	$21.61	$0.1816	$21.61	$21.58
20	1,245.01	0.98	$20.99	$0.00	$20.99	$0.1837	$20.99	$20.96
21	1,269.91	1.02	$21.23	$0.00	$21.23	$0.1784	$21.23	$21.21
22	1,244.51	0.98	$20.63	$0.00	$20.63	$0.1805	$20.63	$20.60
23	1,269.40	1.02	$20.86	$0.00	$20.86	$0.1753	$20.86	$20.84
24	1,244.01	0.98	$20.27	$0.00	$20.27	$0.1773	$20.27	$20.24
25	1,268.89	1.02	$20.50	$0.00	$20.50	$0.1723	$20.50	$20.48
26	1,243.52	0.98	$19.92	$0.00	$19.92	$0.1743	$19.92	$19.89
27	1,268.39	1.02	$20.15	$0.00	$20.15	$0.1693	$20.15	$20.12
28	1,243.02	0.98	$19.57	$0.00	$19.57	$0.1713	$19.57	$19.55
29	1,267.88	1.02	$19.80	$0.00	$19.80	$0.1664	$19.80	$19.77
30	1,242.52	0.98	$19.23	$0.00	$19.23	$0.1683	$19.23	$19.21

Cumulative Index Return	-0.60%
Cumulative Return on Securities**	-23.16%
Annual Index Return	-0.02%
Annual Return on Securities**	-0.87%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 4 — The Index level increases by 3% per year or decreases by 3% per year in alternate years through maturity.

Assumptions:

Annualized Accrued Tracking Fee:	0.850%
Redemption Fee:	0.125%
Stated Principal Amount:	$25.00
Initial Index Closing Level:	1,250.00
Annualized Index Performance:	3.000% / -3.000% (alternating)

Year	Index Level	Index Factor	Current Principal Amount	Reference Distribution Amount	Current Indicative Value	Accrued Tracking Fee for the Applicable Year	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H	I
0	1,250.00		$25.00		$25.00
1	1,212.50	0.97	$24.04	$0.00	$24.04	$0.2125	$24.04	$24.01
2	1,248.88	1.03	$24.55	$0.00	$24.55	$0.2043	$24.55	$24.52
3	1,211.41	0.97	$23.61	$0.00	$23.61	$0.2087	$23.61	$23.58
4	1,247.75	1.03	$24.12	$0.00	$24.12	$0.2007	$24.12	$24.09
5	1,210.32	0.97	$23.19	$0.00	$23.19	$0.2050	$23.19	$23.16
6	1,246.63	1.03	$23.69	$0.00	$23.69	$0.1971	$23.69	$23.66
7	1,209.23	0.97	$22.77	$0.00	$22.77	$0.2013	$22.77	$22.75
8	1,245.51	1.03	$23.26	$0.00	$23.26	$0.1936	$23.26	$23.24
9	1,208.14	0.97	$22.37	$0.00	$22.37	$0.1977	$22.37	$22.34
10	1,244.39	1.03	$22.85	$0.00	$22.85	$0.1901	$22.85	$22.82
11	1,207.05	0.97	$21.97	$0.00	$21.97	$0.1942	$21.97	$21.94
12	1,243.27	1.03	$22.44	$0.00	$22.44	$0.1867	$22.44	$22.41
13	1,205.97	0.97	$21.58	$0.00	$21.58	$0.1908	$21.58	$21.55
14	1,242.15	1.03	$22.04	$0.00	$22.04	$0.1834	$22.04	$22.01
15	1,204.88	0.97	$21.19	$0.00	$21.19	$0.1874	$21.19	$21.17
16	1,241.03	1.03	$21.65	$0.00	$21.65	$0.1801	$21.65	$21.62
17	1,203.80	0.97	$20.82	$0.00	$20.82	$0.1840	$20.82	$20.79
18	1,239.91	1.03	$21.26	$0.00	$21.26	$0.1769	$21.26	$21.24
19	1,202.71	0.97	$20.44	$0.00	$20.44	$0.1807	$20.44	$20.42
20	1,238.80	1.03	$20.88	$0.00	$20.88	$0.1738	$20.88	$20.86
21	1,201.63	0.97	$20.08	$0.00	$20.08	$0.1775	$20.08	$20.06
22	1,237.68	1.03	$20.51	$0.00	$20.51	$0.1707	$20.51	$20.49
23	1,200.55	0.97	$19.72	$0.00	$19.72	$0.1744	$19.72	$19.70
24	1,236.57	1.03	$20.15	$0.00	$20.15	$0.1676	$20.15	$20.12
25	1,199.47	0.97	$19.37	$0.00	$19.37	$0.1712	$19.37	$19.35
26	1,235.45	1.03	$19.79	$0.00	$19.79	$0.1646	$19.79	$19.76
27	1,198.39	0.97	$19.03	$0.00	$19.03	$0.1682	$19.03	$19.00
28	1,234.34	1.03	$19.43	$0.00	$19.43	$0.1617	$19.43	$19.41
29	1,197.31	0.97	$18.69	$0.00	$18.69	$0.1652	$18.69	$18.66
30	1,233.23	1.03	$19.09	$0.00	$19.09	$0.1588	$19.09	$19.06

Cumulative Index Return	-1.34%
Cumulative Return on Securities**	-23.74%
Annual Index Return	-0.05%
Annual Return on Securities**	-0.90%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

You may receive Coupon Amounts during the term of the Securities and a Stub Reference Distribution Amount at maturity or call. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the Securities or any Stub Reference Distribution Amount you may be entitled to receive at maturity or call. If any Stub Reference Distribution Amount was paid upon maturity or call, the hypothetical Cash Settlement Amounts or Call Settlement Amounts displayed above would have been higher (as the Cash Settlement Amounts or Call Settlement Amounts would have been increased by the Stub Reference Distribution Amount).

We cannot predict the actual Index level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or call, or upon early redemption, as the case may be, and the rate of return on the Securities will depend at maturity or call, on the Current Principal Amount at the end of the applicable Measurement Period or upon early redemption, on the Closing Indicative Value on the Redemption Valuation Date, the Accrued Tracking Fee and any Redemption Fee Amount and whether any Coupon Amount was paid during the term of the Securities or any Stub Reference Distribution Amount is payable at maturity or call. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above. The hypothetical examples above are provided for purposes of information only.

The hypothetical examples are not indicative of the future performance of the Index, as measured by the Index level, on any Index Business Day, the final Current Principal Amount, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities involves significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the Index Closing Level, which is intended to track performance of the Index. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to, among other things, fluctuations in the energy market to which the corporations and MLPs that constitute the Index are tied and other events that are difficult to predict and beyond our control.

Investing in the Securities is not equivalent to investing directly in the Index constituent corporations and MLPs or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

You may lose all or a significant portion of your investment in the Securities. The Securities do not guarantee any payment at maturity or call, or upon early redemption, nor do they pay interest or guarantee payment of any Coupon Amount.

The Securities do not guarantee a minimum payment or payment of the stated principal amount at maturity or call, or early redemption, and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or early redemption will be based primarily on any increase or decrease in the level of the Index , and will be reduced by the Accrued Tracking Fee (and, in the case of early redemption at your option, the Redemption Fee Amount). In addition, the terms of the Securities differ from those of ordinary debt securities in that the Securities neither pay interest nor guarantee payment of any Coupon Amount. As a result, you may lose all or a significant amount of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient, together with the Coupon Amounts, to offset the applicable fees.

Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Accrued Tracking Fee accrues on a daily basis based on the Closing Indicative Value on the previous calendar day and thus takes into account the performance of the Index.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by sophisticated investors who are willing to actively and continuously monitor their investment and who understand how path dependency affects the value of the Securities.

The Securities require an understanding of path dependence of investment results and are intended for sophisticated investors to use as part of an overall diversified portfolio. The Securities are fully exposed to any decline in the level of the Index, and your payment at maturity or call, or upon early redemption, is linked to the performance of the Index. The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the Closing Indicative Value, and the absolute level of the Accrued Tracking Fee is dependent on the path taken by the Index to arrive at its ending level on any date of determination. Please see “NYSE® Pickens Core Midstream™ Index” beginning on page S-31 for

Risk Factors

information relating to the historical performance of the Index. Historical performance is not necessarily indicative of future performance.

You are not guaranteed any coupon payments.

You will not receive a coupon payment on a Coupon Payment Date if the underlying Index constituents do not pay any dividends or distributions and the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is zero. Similarly, Stub Reference Distribution Amount (included as part of the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable) may be zero if the underlying Index constituents do not pay any dividends or distributions during the applicable period.

Credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any payment at maturity or call, or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities. Any decline in our credit rating is likely to adversely affect the market value of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities.

The Cash Settlement Amount or Call Settlement Amount received by holders of Securities on the Maturity Date or Call Settlement Date may be less than what the Current Principal Amount or Closing Indicative Value would have been on the Maturity Date or Call Settlement Date, or at other times during the term of the Securities.

The Cash Settlement Amount or Call Settlement Amount received by holders of Securities on the Maturity Date or Call Settlement Date may be less than what the Current Principal Amount or Closing Indicative Value would have been on the Maturity Date or Call Settlement Date, because the Cash Settlement Amount and Call Settlement Amount are each calculated based on the Index levels measured on each Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable. This difference could be particularly large if there is a significant change in the Index level during or after the Final Measurement Period or Call Measurement Period, as applicable. Significant volatility in the level of the Index during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the level of the Index following the relevant valuation period or date.

Even if the Index Closing Level at maturity, redemption or call is greater than the initial Index Closing Level, you may receive less than your initial investment in the Securities due to the Accrued Tracking Fee and/or the Redemption Fee Amount.

The Current Principal Amount is reduced on a daily basis by the Accrued Tracking Fee and thus will reduce the payment, if any, you will receive at maturity or call, or upon early redemption. In addition, if

Risk Factors

you redeem your Securities prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the Closing Indicative Value as of the applicable Redemption Valuation Date. If the final Index Closing Level, as compared to the initial Index Closing Level, decreases or even if the final Index Closing Level, as compared to the initial Index Closing Level, increases, but does not increase sufficiently to offset the negative effect of the Accrued Tracking Fee and/or any applicable Redemption Fee Amount, you will receive less than the Stated Principal Amount of your investment at maturity or call, or upon early redemption of your Securities.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date unless we elect to reduce or waive the minimum redemption amount in our sole discretion, on a case-by-case basis, or your broker or other financial intermediary bundles your Securities of such series for redemption with those of other investors to reach this minimum requirement. You should not assume you will be entitled to the benefit of any such waiver. You may only redeem your Securities of any series on a Redemption Date if we receive a notice of redemption from your broker by no later than 4:00 p.m. (New York City time) and a confirmation of redemption by no later than 5:00 p.m. (New York City time) on the Index Business Day on which you elect to exercise your redemption right. If we do not receive your notice of redemption by 4:00 p.m. (New York City time), or the confirmation of redemption by 5:00 p.m. (New York City time) on the same day, your notice will not be effective and we will not redeem your Securities of such series on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “— Redemption Procedures” beginning on pages S-50 and S-51, respectively, for more information. We also reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such election to accelerate the Redemption Valuation Date.

Because of the timing requirements of the notice and confirmation, settlement of the redemption may be prolonged when compared to a sale and settlement in the secondary market. As your notice of redemption of your Securities is irrevocable, this will subject you to market risk in the event the market fluctuates after we receive your notice and confirmation. Furthermore, our obligation to redeem the Securities may be postponed upon the occurrence of a Market Disruption Event.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your notice to us to redeem your Securities is irrevocable and must be received by us no later than 4:00 p.m., New York City time, on the Index Business Day on which you elect to exercise your redemption right and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. The Redemption Valuation Date is the Index Business Day following the date on which such notice and confirmation are received by us, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such acceleration. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the

Risk Factors

Redemption Date, which is the second Business Day following the Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities, and prior to the relevant Redemption Valuation Date.

Owning the Securities is not the same as owning interests in the Index constituents or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index constituents or a security directly linked to the performance of the Index , and held such investment for a similar period. Any return on your Securities includes the negative effect of the Accrued Tracking Fee (and in the case of early redemption at your option the Redemption Fee Amount). Furthermore, if the level of the Index increases during the term of the Securities, the market value of the Securities may not increase by the same amount or may even decline, due to the amount of the Accrued Tracking Fee, any lack of liquidity, the actual or perceived credit of UBS and other potential factors. The Internal Revenue Service could possibly assert, however, that you should be treated as owning such Index constituents for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — Alternative Treatments” beginning on page S-65 (for U.S. holders) and S-70 (for non-U.S. holders).

You have no interests in any of the Index constituents underlying the Index or rights to receive any equity securities.

Investing in the Securities is not equivalent to investing in the Index or any of the Index constituents and it will not make you a holder of any interest in an Index constituent. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive dividends or distributions or any other rights with respect to or against the Index constituents. The Cash Settlement Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index constituents. The return on your Securities may not reflect the return you would realize if you actually owned any of the Index constituents. The value of a Security will reflect transaction costs and fees that the Index constituents do not have.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the Final Measurement Period when the Security Calculation Agent will determine your payment at maturity (or the relevant Call Measurement Period or Redemption Valuation Date, as applicable, if the Securities are subject to a call or early redemption).

Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility or expected volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index);

➢	the market prices of the Index constituents;

➢	the Index constituents and any changes to those Index constituents over time;

➢	the dividend or distribution rate paid by the Index constituents;

➢	the time remaining to the maturity of the Securities;

➢	interest and yield rates in the market generally;

Risk Factors

➢

supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker or additional issues and sales of the Securities and any suspensions or limits on such activity;

➢	the amount of the Accrued Tracking Fee;

➢

economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market prices of the Index constituents, or that affect markets generally;

➢	supply and demand in the listed and over-the-counter equity derivative markets;

➢	supply and demand as well as hedging activities in the equity-linked structured product markets; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

As stated on the cover of this prospectus supplement, we sold a portion of the Securities on the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time, through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals and we may issue and sell additional Securities from time to time. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. There may not be sufficient liquidity to enable you to sell your Securities readily, and you may suffer substantial losses and/or sell your Securities at prices substantially less than the intraday indicative value, including being unable to sell them at all or only for a price of zero in the secondary market. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must pay a Redemption Fee Amount and redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date.

We may issue and sell additional Securities at any time, but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of the Securities of such series in the secondary market.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the stated principal amount. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions may

Risk Factors

impact supply and demand for the Securities and could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. As a result, if you buy or sell your Securities on the secondary market, the price that you pay or receive may be higher or lower than if we had decided to issue or sell additional Securities or not to limit, restrict, suspend or stop such sales from inventory at that time. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the intraday indicative value.

The intraday indicative value is not the same as the market value of the Securities in the secondary market. The intraday indicative value is meant to approximate, on an intraday basis, the component of the Security’s value that is attributable to the underlying Index and is provided for reference purposes only. The market price of the Securities at any time, on the other hand, is the price at which you may be able to sell your Securities in the secondary market at that time, if one exists.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value of the Securities. Before trading in the secondary market, you should compare the intraday indicative value of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities , it would reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the market price over the intraday indicative value. If you buy any series of Securities at a premium and then sell such series of Securities at no premium, or at a discount, you may lose some or all of your investment even if the Index has appreciated over the relevant period.

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your Securities at a discounted market price below the intraday indicative value of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the intraday indicative value of the Securities.

The Index Sponsor may, in its sole discretion, discontinue the public disclosure of the intraday indicative value of the Index and the end-of-day closing value of the Index.

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca. The Index Sponsor, is not under any obligation to continue to calculate the intraday indicative value of the Index and end-of-day official closing value of the Index or required to calculate similar values for any successor index. If the Index Sponsor discontinues such public disclosure, we may not be able to provide the intraday indicative values related to the Index required to maintain any listing of the Securities on the NYSE Arca. If the Securities are not listed, the liquidity of the market for the Securities may be materially

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and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

The Index Sponsor may adjust the Index in a way that affects the Index Closing Level, and the Index Sponsor has no obligation to consider your interests.

The Index Sponsor is responsible for calculating and publishing the Index. The Index Sponsor can add, delete or substitute the equity securities underlying the Index constituents or make other methodological changes that could change the Index Closing Level. You should realize that the changing of equity securities included in the Index may affect the Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index. See “NYSE® Pickens Core Midstream™ Index” on page S-31.

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” and do not benefit from a co-obligation of UBS Switzerland AG.

UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 14, 2015 are part of a series of USB AG debt securities entitled “Medium-Term Notes, Series A”. UBS Switzerland AG is a co-obligor of such debt securities. However, the Securities are part of a separate series of UBS AG debt securities entitled “Medium-Term Notes, Series B”, and were issued after June 14, 2015. As a result, UBS Switzerland AG is not a co-obligor of the Securities and has no liability with respect to the Securities. If UBS AG fails to perform and observe every covenant of the indenture to be performed or observed by UBS AG with respect to the Securities, holders of the Securities will have recourse only against UBS AG, and not against UBS Switzerland AG.

Difference between the Securities and Bank Deposits

An investment in the Securities may give rise to higher yields than a bank deposit placed with UBS or with any other investment firm in the UBS Group (a “UBS Bank Deposit”). However, an investment in the Securities carries risks which are very different from the risk profile of a UBS Bank Deposit. The Securities are expected to have greater liquidity than a UBS Bank Deposit since UBS Bank Deposits are generally not transferable. However, the Securities may have no established trading market when issued, and one may never develop. Investments in the Securities do not benefit from the protection provided pursuant to Directive 2014/49/EU of the European Parliament and of the Council of the European Union on deposit guarantee schemes or any national implementing measure implementing this Directive in any jurisdiction. Therefore, if we become insolvent or default on our obligations, investors investing in such Securities in the worst case scenario could lose their entire investment. Further, if UBS experiences financial difficulties, the Swiss Financial Market Supervisory Authority has the power to open resolution or liquidation proceedings or impose protective measures in relation to UBS Group AG, UBS AG or UBS Switzerland AG, and holders of the Securities may be subject to write-down or conversion into equity on any application of the general bail-in tool and non-viability loss absorption, which may result in such holders losing some or all of their investment.

Changes that affect the composition, methodology, policies and calculation of the Index will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the Index Sponsor, in its sole discretion, discontinues or suspends calculation of the Index in which case it may become difficult

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to determine the market value of the Securities. If events such as these occur, or if the Index Closing Level is not available because of a market disruption event or for any other reason, the Security Calculation Agent — which will be UBS Securities LLC — will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. If the Security Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the final Index Closing Level is required to be determined, the Security Calculation Agent will instead make a good faith estimate in its sole discretion of the Index Closing Level by reference to a group of corporations and MLPs that each earn the majority of their operating income from midstream energy activities such as transportation and storage of energy commodities, or indices, and a computation methodology that the Security Calculation Agent determines will as closely as reasonably possible replicate the Index.

In addition, changes by the Index Sponsor of its policies relating to the Index, the calculation of the Index or to Index constituents could affect the level of the Index and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in the Index and how it calculates the Index, which could adversely affect the value of your Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

If an Index Replacement Event occurs, the Security Calculation Agent may replace the Index with a Substitute Index.

If an Index Replacement Event (as defined below) occurs at any time with respect to the Securities and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under such Securities, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index Instead. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including the Coupon Amounts, Current Principal Amounts, Current Indicative Value, Accrued Tracking Fee, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, call, or upon early redemption by reference to such Substitute Index. In these circumstances, the Security Calculation Agent may elect to replace the Index with the Substitute Index even if the Index Sponsor continues to publish the Index without modification, replacement or adjustment. Any such replacement of the Index with the Substitute Index will affect the amount you will receive at maturity, upon redemption or upon acceleration and will result in the Securities having a value different (higher or lower) from the value they would have had if there had been no such replacement.

There are uncertainties regarding the Index because of its very limited performance history.

The Index was launched on July 2, 2018, and therefore has a very limited history. Limited historical information will be available to you to consider in making an independent investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the Securities than if the Index had a longer performance history.

Estimated historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount of any coupon payments you may receive and any amount payable at maturity or call, or upon early redemption, may

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bear little relation to the historical performance of the Index, which is extremely limited as of the date of this prospectus supplement, or the past estimated historical performance of the Index. The performance of the Index constituent corporations and MLPs will determine the Index Closing Level on any given date of determination or at other times during the term of the Securities. As a result, it is impossible to predict whether the Index, or the Current Principal Amount calculated with reference to the performance of the Index constituents will rise or fall.

The estimated historical performance of the Index that has been calculated by the Index Sponsor and included in this prospectus supplement is subject to significant limitations, including the fact that the Index Sponsor had the benefit of hindsight both in developing the Index methodology and in calculating the estimated historical performance of the Index, and the fact that the estimated historical performance of the Index was calculated in a manner that differed from the Index methodology in certain respects, as described in “NYSE® Pickens Core Midstream™ Index — Historical and Estimated Historical Performance.” If the estimated historical performance of the Index was calculated based on different assumptions or if the modifications to the Index methodology were not made, or if the estimated historical performance information covered a longer or different time period, the estimated hypothetical performance of the Index might look materially different.

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca. However, we are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. No assurance can be given that a secondary market will exist, however if an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market. Even if an active secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price and you may suffer significant losses.

Trading and other transactions by UBS or its affiliates in the Index constituents, futures, options, exchange-traded funds or other derivative products on such Index constituents or the Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-62, UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index constituents, futures or options on the Index constituents or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index constituents and/or the Index Closing Level and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the Index constituents and other investments relating to the Index constituents or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market

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price of the Index constituents and the Index Closing Level and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index constituents or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take the needs of the buyer, seller or holder of the Securities into consideration at any time.

Any of these activities therefore could adversely affect the payment at maturity or call or upon early redemption of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the Index constituents, the Index or the market value of the Securities.

UBS and its affiliates publish research from time to time on stocks, commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. The Securities are linked to an Index that is intended to measure the composite performance of energy -oriented corporations and MLPs that earn the majority of their operating income from midstream energy activities (being Gathering and Processing, Liquefaction, Pipeline Transportation, Rail Terminaling and Storage of energy commodities. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

Our offering of the Securities does not constitute a recommendation of the Index or the Index constituents.

You should not take our offering of the Securities as an expression of our views about how the Index to which the Securities are linked will perform in the future or as a recommendation to invest in the Index or the Index constituents, including through an investment in the Securities. As we are part of a global financial institution, our affiliates may have, and often do, have positions (including short positions) that conflict with an investment in the Securities, including positions in constituents included in the Index. You should undertake an independent determination of whether an investment in the Securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements discussed under “NYSE® Pickens Core Midstream™ Index — License Agreement” on page S-37) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, redemption or call will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of

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the Securities — Market Disruption Event” beginning on page S-54 and “Specific Terms of the Securities —Security Calculation Agent” beginning on page S-53. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index Sponsor or the Index contained in this prospectus supplement. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

The business activities of UBS or its affiliates may create conflicts of interest.

We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Security Calculation Agent.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index constituents that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could have an adverse impact on the market value of the Securities.

An Index constituent may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index constituent. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index constituent. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of the Index constituent, or any other force majeure event, will not have an adverse or distortive effect on the value of the Index or the manner in which it is calculated, and, therefore, such an event may have an adverse impact on the value of the Securities. An Index constituent may also be removed from the Index, as described under “ NYSE® Pickens Core Midstream™ Index — Rebalances and Frequency” on page S-33.

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, or upon early redemption. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” beginning on page S-53.

The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a market disruption event affecting the Index constituents or the Index has occurred or is continuing on a day during the Call Measurement Period or the Final Measurement Period, or on the Redemption Valuation Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

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The Security Calculation Agent can postpone the determination of the Index Closing Level and Current Principal Amount and thus the applicable Redemption Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs during the applicable measurement period or on the applicable valuation date.

The determination of the final Index Closing Level and Current Principal Amount may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing during the Final Measurement Period or the Call Measurement Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level of the Index on the first Index Business Day after that day on which no market disruption event occurs or is continuing in order to calculate the Current Principal Amount or Closing Indicative Value (as applicable). In no event, however, will the Final Measurement Period, Call Measurement Period or Redemption Valuation Date for the Securities be postponed by more than three (3) Index Business Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than three (3) Index Business Days. If the Final Measurement Period, Call Measurement Period, or Redemption Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the Final Measurement Period or the Call Measurement Period, or will be the Redemption Valuation Date. If a market disruption event is occurring on the last possible day in the Final Measurement Period or the Call Measurement Period, or on the Redemption Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-54.

The Index constituents are concentrated in the energy industry.

As of the date of this prospectus supplement, the Index constituents represent corporations and MLPs that have been issued by companies whose primary lines of business are directly associated with the energy industry. In addition, many of the corporations and MLPs included in the Index are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. In addition, the corporations and MLPs in the energy industry are significantly affected by a number of factors including:

➢	worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;

➢	changes in tax or other laws and regulations affecting corporations or MLPs generally;

➢	regulatory changes affecting pipeline or shipping fees and other regulatory fees in the energy sector;

➢	changes in the relative prices of competing energy products;

➢	weather conditions;

➢	the level of consumer demand;

➢	the price and availability of alternative fuels, such as solar, coal, nuclear and wind energy and of foreign imports of hydrocarbons;

➢	the impact of environmental laws and regulations and technological changes affecting the cost of producing and processing, and the demand for, energy products;

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➢	decreased supply of hydrocarbon products available to be processed due to fewer discoveries of new hydrocarbon reserves, short- or long-term supply disruptions or otherwise;

➢	risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy products;

➢	political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, conditions in South America, China and Russia, and acts of terrorism or sabotage;

➢	Organization of Petroleum Exporting Countries (“OPEC”) actions to increase, decrease or stabilize oil production;

➢	uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere; and

➢	general economic and geopolitical conditions in the United States and worldwide.

These or other factors or the absence of such factors could cause a downturn in the energy industry generally or regionally and could cause the value of some or all of the Index constituents to decline during the term of the Securities.

Energy market risks may affect the trading value of the Securities and the amount you will receive at maturity.

We expect that the Index will fluctuate in accordance with changes in the financial condition of the Index constituents and certain other factors. The financial condition of the Index constituents may become impaired or the general condition of the midstream energy market may deteriorate, either of which may cause a decrease in the level of the Index and thus in the value of the Securities. The trading price and Current Principal Amount of the Securities are susceptible to general market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the Index constituents change.

Investor perceptions of the Index constituents are based on various and unpredictable factors, including expectations regarding government, economic, monetary, tax and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. The level of the Index is expected to fluctuate until the Maturity Date.

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the Index level and the Current Indicative Value may be adjusted in the event that the Security Calculation Agent determines that any of the following Index calculation disruption events exist: the termination or suspension of, or material limitation or disruption in, the trading of any of the Index constituent corporations or MLPs. Any such Index calculation disruption events may have an adverse impact on the level of the Index or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-54.

UBS may redeem the Securities prior to the Maturity Date.

On any Business Day on or after August 25, 2019, UBS may elect to redeem all, but not less than all, the outstanding Securities upon not less than eighteen (18) calendar days’ prior notice. If UBS elects to

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redeem your Securities pursuant to the UBS Call Right, the payment you receive may be less than the payment you would have otherwise been entitled to receive at maturity, and you may not be able to reinvest any amounts received on the Call Settlement Date at comparable terms or returns.

UBS’s right to redeem the Securities may also adversely impact your ability to sell your Securities, and/or the price at which you may be able to sell your Securities, following delivery of a redemption notice by UBS.

If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorised to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’s assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of the UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital, second, all other claims not excluded by law from a debt-to-equity swap (other than deposits), and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’s obligations under the Securities. Consequently, holders of Securities may lose all of some of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the

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suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded.

The Tax Consequences of Owning Securities Are Uncertain and May Be Less Favorable Than a Direct Investment in the Index Constituents.

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the Securities, you agree to treat the Securities for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index. This agreed treatment may have timing and character consequences that result in a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) owing more U.S. federal income tax than it would have owed if the holder had instead made a direct investment in the Index constituents. In particular, the terms of the Securities will require a U.S. holder to treat the Coupon Amount as ordinary income, notwithstanding the fact that a direct holder of the Index constituents may recognize an amount of income that is less than the Coupon Amount, and all or a portion of such income may be treated as long-term capital gain. This could have the effect of requiring a U.S. holder to pay more U.S. federal income tax (and to pay such tax at an earlier time) than a holder of a direct investment in the Index constituents.

It is likely that ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the rules of Section 1260 of the Code that apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity, and (ii) an entity that is treated as a partnership for tax purposes is considered to be a pass-thru entity. The Index is primarily comprised of entities that are classified as partnerships for U.S. federal income tax purposes. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index, like the Index, that is primarily composed of pass-thru entities. Although the matter is not free from doubt, it is likely that Section 1260 should apply to the portion of the return on your Securities that is determined by reference to Index constituents that are classified as partnerships for U.S. federal income tax purposes (the “Partnership Constituents”).

If the Securities are subject to these rules, then any long-term capital gain that a U.S. holder realizes upon the sale, redemption or maturity of its Securities that is attributable to the Partnership Constituents would generally be recharacterized as ordinary income (and would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that the holder would have realized if it had purchased an actual interest in the Partnership Constituents (in an amount equal to the notional amount of the Partnership Constituents that are referenced by the Securities) on the date that the holder purchased the Securities and sold its interest in the Partnership Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Partnership Constituent. If the Securities are subject to Section 1260, the Excess Gain Amount will be presumed to be equal to all of the gain that a U.S. holder recognizes in respect of the Securities that is attributable to the Partnership Constituents unless the holder provides clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holders” and are urged to consult your own tax advisor regarding the potential application of these rules.

Risk Factors

It is also possible that the IRS could treat your Securities as representing ownership of the Index constituents for U.S. federal income tax purposes, in which case (i) you could be required to file federal, state and local tax returns on account of your deemed ownership interest of the Index constituents and pay tax accordingly and (ii) you may be subject to other adverse tax consequences described under “Material U.S. Federal Income Tax Consequences” below.

In addition, the U.S. federal income tax treatment of the Securities is uncertain and the IRS could assert that the Securities should be taxed in a manner that is different than described in this prospectus supplement. Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

For a discussion of the U.S. federal income tax treatment applicable to your Securities as well as other potential alternative characterizations for your Securities, please see the discussion under “Material U.S. Federal Income Tax Consequences” below. You should consult your tax advisor regarding the tax treatment of the Securities.

Non-U.S. Holders of the Securities Will Be Subject to Adverse U.S. Federal Income Tax Consequences.

As discussed in more detail under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” below, we believe, and we intend to take the position, that non-U.S. holders of Securities will be subject to withholding tax under Section 871(m) of the Code. As discussed below, the computation of the Section 871(m) tax in respect of a contract, such as the Securities, that references partnerships is uncertain. Accordingly, we intend to treat the entire amount of each Coupon Amount and the Stub Reference Distribution Amount (including any accrued Coupon Amount at the time upon a sale of the Securities) that is received by a non-U.S. holder as a dividend equivalent that is subject to a 30% withholding tax under Section 871(m), unless (a) the holder is entitled to a lower rate under the “dividend” article of an applicable tax treaty or (b) the income from the Securities is effectively connected with the holder’s conduct of a trade or business in the United States (in which case, in order to avoid withholding, the holder will be required to provide a properly executed IRS Form W-8ECI). Moreover, each non-U.S. holder of Securities will agree, pursuant to the terms of the Securities, that it will treat each Coupon Amount and the Stub Reference Distribution Amount (including any accrued Coupon Amount at the time that it sells the Securities) as dividends that are subject to a 30% withholding tax (and that it will not claim a refund of such withholding tax) except to the extent that the holder qualifies under either of the exceptions in the preceding sentence. We and each non-U.S. holder will be required to take this position despite the fact that it is likely that the actual Section 871(m) tax will be less than the amount of such withholding.

There are alternative treatments of the Securities that could result in other adverse U.S. federal income tax consequences for non-U.S. holders (including the potential need to file U.S. tax returns). For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. holders of the Securities, please see the discussion below under “Material U.S. Federal Income Tax Consequences —Non-U.S. Holders”. Prospective non-U.S. holders should consult their tax advisors prior to investing in the Securities.

NYSE® Pickens Core Midstream™ Index

We have derived all information contained in this prospectus supplement regarding the NYSE® Pickens Core Midstream™ Index, including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources. Such information reflects the policies of and is subject to change by ICE Data Indices, LLC (the “Index Sponsor”), which is the Index Sponsor and Index Administrator. We make no representation or warranty as to the accuracy or completeness of such information. The NYSE® Pickens Core Midstream™ Index is calculated, maintained and published by the Index Sponsor. The Index Sponsor has no obligation to continue to publish, and may discontinue the publication of, the NYSE® Pickens Core Midstream™ Index.

The NYSE® Pickens Core Midstream™ Index (the “Index”) is a price return index calculated on a real-time basis beginning when the first traded price of any of the Index constituents is received by the Index Sponsor. Prices are delivered to the New York Stock Exchange (“NYSE”) every 15 seconds and subsequently published to data vendors under the ticker symbol “NYPYPE.”

The Securities are linked to the performance, measured by reference to the Index Closing Level, of the NYSE® Pickens Core Midstream™ Index.

Introduction

The Index measures the performance of the common stock of corporations and units of MLPs which are intended to represent U.S. midstream energy fundamentals, agnostic of entity structure. The Index is calculated by the Index Sponsor using a modified free-float market capitalization weighted methodology. The Index constituents are intended to reflect pure (core) midstream energy exposure, with the aim of getting as close as possible (using publicly traded instruments) to the underlying assets and operating results, and limiting the potential effect of financial engineering via General Partners and Incentive Distribution Rights. “Core Midstream” specifically refers to the following activities: Gathering and Processing, Liquefaction, Pipeline Transportation, Rail Terminaling and Storage, each as defined under the FactSet RBICS (Revere Business Industry Classification System) industry classifications. The Index was launched on July 2, 2018. As of August 20, 2018, there were 29 Index constituents.

The Index is disseminated through the ticker symbol NYPYPE. Index compositions and corporate actions, including rebalance information, can be found at www.theice.com/market-data/indices/equity-indices/products. Information contained on the Index Sponsor’s website is not incorporated by reference in, and should not be considered a part of, this prospectus supplement. We make no representation or warranty as to the accuracy or completeness of information contained on the Index Sponsor’s website.

Data Used to Calculate the Index

The Consolidated Tape (CTS/UDTF) is the primary market data source for U.S. equity real-time and closing prices. Additional sources of data less commonly used include market data vendors, company announcements, exchange announcements and other official sources.

Index Universe

The Index universe consists of U.S. companies including corporations and MLPs whose operating income from midstream energy activities is greater than 50% and are listed on a major U.S. stock exchange, such as the NYSE, Nasdaq or NYSE American. American Depositary Receipts and Institutional Units (I-units) which pay-in-kind are not eligible for inclusion in the Index. This determination is completed using publicly available information on individual security issuers as well as the industry classification from

NYSE® Pickens Core Midstream™ Index

FactSet RBICS (Revere Business Industry Classification System). Also instrumental in this determination is the Index Sponsor employees’ expertise concerning Index design and development and their knowledge surrounding Index use and stakeholder feedback. The Index Sponsor may change the composition of the Index universe at any time to reflect the conditions of the underlying broad U.S. stock and midstream energy market, and to ensure that the pool of component securities continues to represent that market, in accordance with the Index requirements.

Index Constituent Selection

At each quarterly rebalance, the Index universe will be screened by the Index Sponsor utilizing a proprietary methodology that references, among other factors, sector classification, revenue exposure and an analysis of the applicable issuer’s business. The following steps will be executed:

➢

Utilizing FactSet RBICS, all companies including corporations and MLPs classified under the Level 2 classification of “Downstream and Midstream Energy” are extracted. FactSet RBICS screens companies on the basis of having a 50% or more revenue exposure to this classification.

➢	The universe is further refined utilizing the methodology developed by TriLine Index Solutions with the following steps:

➢

“Core Midstream” companies are identified by screening the companies for exposure to the following company activities: Gathering & Processing, Liquefaction, Pipeline Transportation, Rail Terminaling, and Storage.

➢	Refiners are excluded as they are more representative of the downstream element of the energy value chain, not midstream.

➢	Refining logistics are included as they are more representative of midstream activities.

➢	Retail propane marketing is excluded due to that business activity being classified as a downstream activity.

➢	Compression is excluded due to that business activity being classified as an upstream activity.

➢	Any company labeled by FactSet RBICS as “Downstream Energy” under the Level 3 classification is excluded, with the exception of those companies that classify under Core Midstream Energy (above).

➢	The following steps are taken to further refine the universe of companies:

➢	All companies not domiciled in the United States are excluded.

➢	All companies domiciled in the United States but which have an ex-U.S. revenue exposure are excluded.

➢	Utility companies, as classified by FactSet RBICS, are excluded from the universe.

➢

For situations where an MLP and its controlling Parent (sponsor)/ General Partner (GP) are present in the resulting universe, whether the latter is structured as a C-Corp or MLP, the Parent / GP is excluded and the MLP is included. This information is derived from publicly available company filings and financial reports. This action is taken because the cash flows are derived from assets likely owned and operated by the MLP. If the MLP is acquired by the Parent / GP, then upon closing the Parent / GP will be included in the Index to continue representation of pure (core) midstream assets.

➢	The constituents are then further screened with the following criteria:

➢	Current free-float market capitalization greater than $500 million.

➢	Trailing six-month average daily traded value or turnover greater than $2 million (per day).

NYSE® Pickens Core Midstream™ Index

➢	Current dividend yield for the constituent is greater than or equal to the dividend yield of the SPDR® S&P 500® ETF Trust (SPY).

➢

The remaining constituents are ranked in order of their free-float market capitalization. The top 30 constituents are selected for inclusion in the Index. If there are less than 30 constituents meeting the screening criteria, all of the constituents are included in the Index.

➢	The 30 constituents in the Index (or number of constituents that qualify) are weighted on the basis of their free-float market capitalization.

➢	The weightings of all of the constituents are modified to cap the maximum weighting at 7.5%. Any excess weight is redistributed to the remaining constituents proportionally.

Rebalances and Frequency

The general aim of the quarterly rebalance of the Index is to ensure that the selection and weighting of the Index constituents continue to reflect as closely as possible the Index’s objective of identifying and selecting corporations and MLPs which best represent the U.S. midstream energy space. The Index Sponsor reserves the right to, at any time, change the number of entities comprising the Index by adding or deleting one or more entities, or replacing one or more entities contained in the Index with one or more substitute entities of its choice, if in the Index Sponsor’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Index. Any such actions would need to be reviewed by the Index Sponsor’s Governance Committee.

Changes to the Index constituents may occur during a scheduled rebalance or as a result of the removal of an Index constituent. The quarterly Index rebalance becomes effective after the close of the third Friday of March, June, September, and December. The rebalance announcement will be made after the close of the second Friday of the month (one week prior). The reference date for all company-specific data and information utilized in the rebalancing process will be taken from that same day.

Periodical Weighting Adjustment

At quarterly Index rebalances, the Index will be rebalanced according to the methodology described above under “Index Universe” and “Index Constituent Selection.”

Index Calculation

The Index is calculated on a price return basis. The current Index level is calculated by dividing the current modified Index market capitalization by the Index divisor. The divisor is determined based on the capitalization base of the Index and the base level on the most recent determination date. The divisor is updated as a result of corporate actions and composition changes, including quarterly rebalancings.

The general formula for the Index is:

Index(PR)t =	SiPi,tQi,t Dt

Where:

t means Index Calculation Date t

Dt means the Index Divisor on the Index Calculation Date t

Pi,t means the price (in the Index base currency) of Index constituent i on Index Calculation Date t

Qi,t means the number of shares/units of Index constituent i on the Index Calculation Date t

NYSE® Pickens Core Midstream™ Index

Index Calculation Date means a U.S. Business Day where U.S. Equity Markets (NYSE, Nasdaq and NYSE American) are open for a full or partial day of trading.

The Base Date for the Index is March 20, 2008, and the Base Level is 1,000,00.

The Index Divisor Dt will be adjusted for corporate actions and any additions, deletions and share/unit changes for the Index constituents:

Dt =	SiAPCi,tQt Index(PR)t-1

Where:

Dt means the Index Divisor on Index Calculation Date t

Index(PR)t-1 means the Price Return Index Level from Date t-1

APCi,t means the Adjusted Previous Close Price (for corporate actions, and denominated in the Index base currency) of Index constituent i on Index Calculation Date t

Qi,t means the number of shares/units of Index constituent i on the Index Calculation Date t

Corporate Actions

The Index may be adjusted in order to maintain the continuity of the Index level and the composition. Adjustments take place in reaction to events that occur with Index constituents in order to mitigate or eliminate the effect of that event on the Index performance. For discussion of the specific corporate actions treatment for the Index please refer to the NYSE Indices — Guide to Corporate Actions Handling Matrix available at www.theice.com/market-data/indices/equity-indices/methodologies. Information contained on the Index Sponsor’s website is not incorporated by reference in, and should not be considered a part of, this prospectus supplement. We make no representation or warranty as to the accuracy or completeness of information contained on the Index Sponsor’s website.

Removal of Index constituents. Any Index constituent deleted from the Index as a result of a corporate action such as a merger, acquisition, spin-off, delisting or bankruptcy is typically not replaced with a new constituent. The total number of constituents in the Index is therefore reduced by one every time a constituent is deleted.

In certain circumstances, the Index Sponsor may decide to add another constituent into the Index as a result of the pending removal of a current constituent. This action would be taken while considering the interests of affected parties and would typically only be a result of a certain type of corporate action, such as an acquisition where part of the merger proceeds is paid in the stock of another constituent.

If a constituent is removed from the Index, the divisor will be adjusted to maintain the Index level.

Mergers and Acquisitions.

➢

Merger or acquisition between an Index constituent and an affiliated general partner or parent entity: In the event an affiliated general partner or parent entity of an Index constituent acquires such Index constituent, the acquired company is deleted and will be replaced by the acquiring company and the acquired company’s Index market capitalization moves to such acquiring company (assuming that the

NYSE® Pickens Core Midstream™ Index

acquiring company meets general universe requirements), according to the merger terms and depending on the portion of proceeds paid with the stock/units of the acquirer. The portion of the acquired company’s Index market capitalization attributable to any portion of proceeds paid with cash in a merger will be redistributed proportionately across the remaining Index constituents via a divisor adjustment.

➢

Merger or acquisition between Index constituents: In the event a merger or acquisition occurs between Index constituents, the acquired company is deleted and its Index market capitalization moves to the acquiring constituent’s Index weighting (assuming that the acquiring constituent continues to meet general universe requirements), according to the merger terms and depending on the portion of proceeds paid in the stock of the acquirer. The portion of the acquired company’s Index market capitalization attributable to any portion of proceeds paid with cash in a merger will be redistributed proportionately across the remaining Index constituents via a divisor adjustment.

➢

Merger or acquisition between an Index constituent and a non-member: A non-member is defined as a company that is not a current Index constituent. A merger or acquisition between an Index constituent and one non-member can take two forms:

➢	The acquiring company is an Index constituent and the acquired company is not. There will be no action taken as to inclusion in the Index.

➢

The acquiring company is not an Index constituent, but the acquired company is an Index constituent. The acquired company is removed from the Index and its Index market capitalization is redistributed proportionately across the remaining constituents via a divisor adjustment. The Index Sponsor may choose to add in the acquiring constituent should it meet general universe requirements.

Suspensions and company distress. Immediately upon an Index constituent filing for bankruptcy, an announcement will be made to remove the constituent from the Index effective for the next business day following the bankruptcy. If the constituent is trading on an over-the-counter (OTC) market, the last trade price on that market is utilized as the deletion price on that day.

If the constituent does not trade on a relevant exchange between the bankruptcy announcement and the deletion effective date, the constituent may be deleted from the Index in that corporate action with a presumed market value of $0.00.

Price sources. In the event that the trading of shares/units is suspended or halted, the last known price established during regular daytime trading on the primary exchange will be used. Depending on the particular situation, the Index Sponsor may choose to value the security at a price of $0.00 for purposes of Index calculation and/or Index corporate action. This would be applicable for certain extreme cases such as constituent bankruptcy or severe distress.

Spin off. The closing price of the Index constituent is adjusted by the value of the spin-off, and the shares/units of the Index constituent may be adjusted to maintain its existing weighting in the Index. The divisor will be adjusted to account for any changes in the overall Index market capitalization. Spun-off companies may be added into the Index, provided that they meet general Index universe requirements.

Dividends. The price return Index will be adjusted for dividends that are special in nature, typically through a price adjustment and/or corresponding share increase to maintain the constituent’s existing weighting in the Index. The determination of the exact treatment will be derived from the Index methodology and corporate actions matrix. The divisor will be adjusted to account for any changes in the overall Index market capitalization.

NYSE® Pickens Core Midstream™ Index

To decide whether a dividend should be considered a special dividend the Index Sponsor will use the following criteria:

➢

The declaration by a company of a dividend additional to those dividends declared as part of the company’s normal results and dividend reporting cycle. An adjustment solely to the timing of the declaration of a company’s expected dividend would not be considered as a special dividend circumstance; or

➢	The identification of an element of a dividend paid in line with a company’s normal results and dividend reporting cycle as an element that is unambiguously additional to the company’s normal payment.

For the purpose of clarification, the Index Sponsor will not make an adjustment for the following situations,:

➢	Payment of ordinary dividends, irrespective of how they are financed;

➢	Issue of redeemable shares or any other entitlement in lieu of an ordinary dividend; or

➢	Unexpected increase or decrease, resumption or cessation, or change in frequency to an ordinary dividend.

Rights issues and other rights. In the event of a rights issue, the price is adjusted for the value of the right before the open on the ex-date, and the shares are increased to maintain the constituent’s existing weighting within the Index. The adjustment assumes that the rights issue is fully subscribed. The amount of the price adjustment is determined from the terms of the rights issue, including the subscription price, and the price of the underlying security. The Index Sponsor shall only enact adjustments if the rights represent a positive value, or are in-the-money, or alternatively, represent or can be converted into a tangible cash value.

Bonus issues, stock splits and reverse stock splits. For bonus issues, stock splits and reverse stock splits, the number of shares/units included in the Index will be adjusted in accordance with the ratio given in the corporate action. Since the event won’t change the value of the constituent included in the Index, the divisor will not be changed because of this.

Changes in number of shares/units outstanding. Changes in the number of shares/units outstanding as a result of a corporate action event described under the heading “Mergers and Acquisitions” above, will be reflected in the Index at the time of such corporate action. In all other circumstances, a change in the number of shares/units outstanding will be reflected in the Index in the subsequent periodic rebalance of the Index.

Index Governance

The Index Sponsor is responsible for the day-to-day management of the Index, including retaining primary responsibility for all aspects of the Index determination process, including implementing appropriate governance and oversight, as required under the International Organization of Securities Commission’s Principles for Financial Benchmarks (the “IOSCO Principles”). The Governance Committee is responsible for helping to ensure the Index Sponsor’s overall compliance with the IOSCO Principles, by performing the Oversight Function which includes overseeing the Index development, design, issuance and operation of the indices, as well as reviewing the control framework. The Index Sponsor is also responsible for decisions regarding the interpretation of these rules and the Governance Committee is responsible for reviewing all rule book modifications and Index constituent changes with respect to the Index to ensure that they are made objectively, without bias, and in accordance with applicable law and regulation and the Index Sponsor’s policies and procedures. Consequently, all of the Index Sponsor’s and the Governance Committee discussions and decisions are confidential until released to the public.

NYSE® Pickens Core Midstream™ Index

Cases not covered in the methodology: In cases which are not expressly covered in the methodology, operational adjustments will take place along the lines of the aim of the Index. Operational adjustments may also take place if, in the opinion of the Index Sponsor, it is desirable to do so to maintain a fair and orderly market in derivatives on the Index and/or it is in the best interests of the investors in products based on the Index and/or the proper functioning of the markets. Any such modifications described in this paragraph will also be governed by any applicable policies, procedures and guidelines in place by the Index Sponsor at that time.

Methodology changes: The Governance Committee reviews all methodology modifications and Index changes to ensure that they are made objectively, without bias and in accordance with applicable law and regulation and the Index Sponsor’s policies and procedures. The methodology may be supplemented, amended in whole or in part, revised or withdrawn at any time in accordance with applicable law and regulation and the Index Sponsor applicable policies and procedures. Supplements, amendments, revisions and withdrawals may also lead to changes in the way the Index is compiled or calculated or affect the Index in another way.

License Agreement

We have entered into a license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use the Index, which is owned by the Index Sponsor, in connection with certain securities, including the Securities.

NYSE® and NYSE® Pickens Core Midstream™ Index, are trademarks of ICE Data Indices, LLC and their use is granted under a license from ICE Data Indices, LLC.

All disclosures contained in this prospectus supplement regarding the Index, including its make-up, method of calculation and changes in its constituents, are derived from publicly available information prepared by the Index Sponsor. None of UBS or its affiliates assumes any responsibility for the accuracy or completeness of such information.

Dissemination

The Index is calculated from 9:30 a.m. until 4:00 p.m. New York City time on those days specified as Index Business Days. Index Business Days will be classified as days on which the U.S. Equity Markets (NYSE, Nasdaq, and NYSE American) are open for a full or partial day of trading.

Exceptional Market Conditions and Corrections

The Index Sponsor retains the right to delay the publication of the opening level of the Index. Furthermore, the Index Sponsor retains the right to suspend the publication of the level of the Index if it believes that circumstances prevent the proper calculation of the Index.

If Index constituent prices are cancelled, the Index will not be recalculated unless the Index Sponsor decides otherwise.

Reasonable efforts are made to ensure the correctness and validity of data used in real-time Index calculations. If incorrect price or corporate action data affects Index daily closing values, they are corrected retroactively as soon as possible and all revisions are communicated out to the public and market data vendors.

NYSE® Pickens Core Midstream™ Index

There is the possibility of an exchange or market-wide event resulting in the normal closing auction not going off or official closing prices not being available. In those situations, the Index will take guidance from the respective exchange(s) and address on an event-by-event basis. Exchange or market-wide events include, but are not limited to, the following:

➢	Volatility Halts

➢	LULD (Limit Up / Limit Down)

➢	Market Wide Circuit Breaker

➢	Technological Problems / Failures

➢	Natural Disaster or other BCP-Related Event

Announcements

Changes to the Index methodology will be announced by an Index announcement which will be distributed by the Index Sponsor via www.theice.com/market-data/indices/equity-indices and NYSE market data at www.theice.com/market-data/indices/equity-indices/products. The information included in those websites is not be deemed to be included or incorporated by reference in this prospectus supplement.

As a general rule, the announcement periods that are mentioned below will be applied. However, emergency actions, including urgently required corporate action treatment often resulting from late notices from the relevant company or exchange, may require the Index Sponsor to deviate from the standard timing.

Inclusion of new Index constituents. The inclusion of new companies in the Index will typically only occur during the quarterly rebalance, although there could be exceptions based on a specific corporate action affecting a current Index constituent. The inclusion of the new company will be announced at least one week prior to the effective date of the actual inclusion. For example, for the rebalance effective for September 24, 2018, the announcement would occur after the close on September 14, 2018.

Removal of Index constituents. Index constituents may be removed from the Index as a result of periodic corporate actions as well as the results of the quarterly rebalances. All removals will be announced at least one week before the effective date of the removal. It should be noted that in the case of mergers and acquisitions, every effort will be made to remove the company at some reasonable time ahead of the suspension in trading in the acquired company. There will be certain situations and corporate actions that may require the removal of a company that has already ceased trading. In those cases, the company will be removed from the Index at its last traded price, or, at the discretion of the Index Sponsor, at a derived price that most accurately represents its post-suspension value.

Corporate actions. In case of an event that could affect one or more constituents, the Index Sponsor will inform the market about the intended treatment of the event in the Index shortly after the firm details have become available and have been confirmed. When possible, the corporate action will be announced, even if not all information is known, at least one trading day before the effective date of the action. Once the corporate action has been effectuated, the Index Sponsor will confirm the changes in a separate announcement.

Methodology changes. Barring exceptional circumstances, the Index Sponsor shall announce proposed Rules changes to stakeholders prior to them being implemented.

NYSE® Pickens Core Midstream™ Index

Reviews; publication of new selection. The new composition of the Index, including the companies to be part of the Index and their corresponding new Index weights, can be accessed from NYSE Market Data at www.theice.com/market-data/indices/equity-indices/products.

Index Sponsor Disclaimer

NYSE® and NYSE® Pickens Core Midstream™ Index are service/trade marks of ICE Data Indices, LLC (“ICE Data”) or its affiliates and have been licensed, along with the Index for use by UBS in connection with the Securities. Neither UBS nor the Securities, as applicable, are sponsored, endorsed, sold or promoted by ICE Data, its affiliates or its third party suppliers (“ICE Data and its Suppliers”). ICE Data and its Suppliers make no representations or warranties regarding the advisability of investing in securities generally, in the Securities or the ability of the Index to track general stock market performance. ICE Data’s only relationship to UBS is the licensing of certain trademarks and trade names and the Index or components thereof. The Index is determined, composed and calculated by ICE Data without regard to UBS or the Securities or their holders. ICE Data has no obligation to take the needs of UBS or the holders of the Securities into consideration in determining, composing or calculating the Index. ICE Data is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be priced, sold, purchased, or redeemed. Except for certain custom index calculation services, all information provided by ICE Data is general in nature and not tailored to the needs of UBS or any other person, entity or group of persons. ICE Data has no obligation or liability in connection with the administration, marketing, or trading of the Securities. ICE Data is not an investment advisor. Inclusion of a security within an index is not a recommendation by ICE Data to buy, sell, or hold such security, nor is it considered to be investment advice.

ICE DATA AND ITS SUPPLIERS DISCLAIM ANY AND ALL WARRANTIES AND REPRESENTATIONS, EXPRESS AND/OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, INCLUDING THE INDEX, INDEX DATA AND ANY INFORMATION INCLUDED IN, RELATED TO, OR DERIVED THEREFROM (“INDEX DATA”). ICE DATA AND ITS SUPPLIERS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY WITH RESPECT TO THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE INDEX AND THE INDEX DATA, WHICH ARE PROVIDED ON AN “AS IS” BASIS AND YOUR USE IS AT YOUR OWN RISK.

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 1000.00 on March 20, 2008, which is referred to as the “Index commencement date.” The Index Sponsor began calculating the Index on July 2, 2018. Therefore, the historical information for the period from the Index commencement date until July 2, 2018 is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor begun calculating the Index on the Index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Only historical information for the period from and after July 2, 2018 is based on the actual performance of the Index.

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index price returns or total returns do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index constituents will result in holders of the Securities receiving a positive return on their investment.

NYSE® Pickens Core Midstream™ Index

The table below shows the estimated historical and historical performance of the Index from March 20, 2008 through August 16, 2018.

Estimated Historical and Historical Results for the

period March 20, 2008 through August 16, 2018

	Price Return		Total Return
Year	Ending Level	Annual Return		Annual Return
2008	601.59	-39.84%	640.73	-35.93%
2009	999.01	66.06%	1,166.55	82.07%
2010	1294.92	29.62%	1,615.78	38.51%
2011	1452.83	12.19%	1,924.06	19.08%
2012	1431.55	-1.46%	2,012.75	4.61%
2013	1794.64	25.36%	2,670.33	32.67%
2014	1938.53	8.02%	3,039.31	13.82%
2015	1219.19	-37.11%	2,031.41	-33.16%
2016	1436.20	17.80%	2,581.74	27.09%
2017	1231.77	-14.23%	2,363.34	-8.46%
2018 (through 8/16/2018)	1286.56	4.45%	2,605.62	10.25%

Estimated Historical or Historical Performance

Is Not Indicative of Future Results.

The table below shows the estimated historical and historical performance of the price return version of the Index from March 20, 2008 through August 16, 2018 in comparison with the price returns of the Alerian MLP Index, Alerian MLP Infrastructure Index and the S&P MLP Index. Actual historical data for the Index is limited to the period from July 2, 2018 through August 16, 2018.

	Index*	Alerian MLP Index	Alerian MLP Infrastructure Index	S&P MLP Index
Total Return	160.56%	119.09%	134.76%	132.05%
Annualized Return	9.64%	7.83%	8.55%	8.43%

Historical information presented is as of August 16, 2018 and is furnished as a matter of information only. Estimated historical and historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from estimated historical and historical performance, either positively or negatively.

NYSE® Pickens Core Midstream™ Index

The graph below illustrates the pro forma and historical performance of the Index from March 20, 2008 to August 16, 2018. The graph below is based on the price returns of the Index, the Alerian MLP Index, Alerian MLP Infrastructure Index and the S&P MLP Index.

Valuation of the Index and the Securities

Intraday Index Values

On each Index Business Day, the Index Sponsor, or a successor Index Calculation Agent, will calculate and publish the Current Indicative Value (or intraday indicative value) of the Index every fifteen seconds during normal trading hours on Bloomberg under the ticker symbol “NYPYPE”.

The Index Sponsor is not affiliated with UBS and does not approve, endorse, review or recommend the Index or the Securities. The information used in the calculation of the intraday indicative value of the Index will be derived from sources the Index Sponsor deems reliable, but the Index Sponsor and its affiliates do not guarantee the correctness or completeness of the intraday indicative value or other information furnished in connection with the Securities or the calculation of the Index. The Index Sponsor makes no warranty, express or implied, as to results to be obtained by UBS, UBS’s customers, holders of the Securities, or any other person or entity from the use of the intraday indicative value of the Index or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday indicative value of the Index or any data included therein. S&P, its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Sponsor, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the indicative value of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Sponsor shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the indicative value, from whatever cause. The Index Sponsor is not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The intraday indicative calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The intraday indicative value of the Index published every fifteen seconds will be based on the intraday prices of the Index constituents.

Intraday Security Values

An intraday “indicative value” (or Current Indicative Value) meant to approximate the expected trading value of the Securities in a liquid market will be calculated by NYSE and published on Bloomberg (based in part on the information provided by the Index Sponsor) or a successor via the facilities on the Consolidated Tape Association under the symbol “PYPEIV”. In connection with your Securities, we use the term “intraday indicative value” and “Current Indicative Value” interchangeably to refer to the value of each Security at a given time and date equal to:

(Current Principal Amount on the previous calendar day × Index Factor, calculated using the intraday indicative value of the Index) — Accrued Tracking Fee + Coupon Amount with respect to the Coupon Valuation Date immediately preceding the date of determination if on the date of determination the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred + Reference Distribution Amount, calculated as if such time and date of determination is a Coupon Valuation Date.

On any day within a Measurement Period, the Current Indicative Value (or intraday indicative value) of the Securities shall be calculated as if such day is the last day of the applicable Measurement Period and

Valuation of the Index and the Securities

in such circumstances, clause (2) of the “Index Factor” definition shall be determined by calculating (i) (A) (the Index Closing Level on each prior Trading Day, if any, of the applicable Measurement Period) + the (Index Closing Level on such determination date within the applicable Measurement Period × the number of Trading Days from and including such date of determination, to and including, the last Trading Day within the applicable Measurement Period), divided by (B) the number of scheduled Trading Days in the applicable Measurement Period; and (ii) dividing the result obtained under (i) above by the Index Closing Level on the Index Business Day immediately preceding the first day of the applicable Measurement Period.

The intraday indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Sponsor will not necessarily reflect the depth and liquidity of the Index constituents. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the Current Indicative Value (or intraday indicative value) shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities on Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may differ significantly from their Current Indicative Value (or intraday indicative value). The intraday indicative value of the Securities published at least every fifteen seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or call, or upon early redemption.

These intraday indicative value calculations will be prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Split or Reverse Split of the Securities

We may, at any time in our sole discretion, initiate a split or reverse split of your series of Securities. If we decide to initiate a split or reverse split, such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of the Securities and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next Business Day after the record date.

If the Securities of any series undergo a split, we will adjust the Current Indicative Value of the Securities accordingly. For example if the Securities of a series undergo a 4:1 split, every investor who holds a Security of such series via The Depository Trust Company (“DTC”) on the relevant record date will, after the split, hold four Securities if such series, and adjustments will be made as described below. The Current Indicative Value for such series of Securities on such record date would be divided by four to reflect the 4:1 split of your series of Securities. Any adjustment to the Current Indicative Value will be rounded to eight decimal places. The split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If prior to the effectiveness of the split, the Company exercises its Call Right, the split will not occur.

In the case of a reverse split, the Current Indicative Value of the Securities will be adjusted accordingly, and we reserve the right to address odd numbers of Securities (commonly referred to as “partials”) in a

Valuation of the Index and the Securities

manner determined by us in our sole discretion. For example, if the Securities of a series undergo a 1:4 reverse split, every investor who holds four Securities of such series via DTC on the relevant record date will, after the reverse split, hold only one Security of such series and the Current Indicative Value of the Securities on such record date would be multiplied by four to reflect the 1:4 reverse split of your Securities of such series. Any adjustment of the Current Indicative Value will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of the Securities of such series on the Business Day immediately following the record date. If prior to the effectiveness of the reverse split, the Company exercises its Call Right, the reverse split will not occur.

Holders who own a number of Securities of any series on the record date that is not evenly divisible by the reverse split divisor (which in the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number of Securities of such series they hold which is evenly divisible by the reverse split divisor, and we will have the right to compensate holders for their remaining or “partial” Securities of such series in a manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following the announcement date in an amount equal to the appropriate percentage of the Current Indicative Value of the reverse split-adjusted Securities of such series on the 15th Business Day following the announcement date. For example, in the case of a 1:4 reverse split, a holder who held 23 Securities of such series via DTC on the record date would receive five post-reverse split Securities of such series on the immediately following Business Day, and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4ths of the Current Indicative Value of the reverse split-adjusted Securities of such series on the 15th Business Day following the announcement date.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are part of a single series of senior debt securities issued under our indenture, dated as of June 12, 2015 between us and U.S. Bank Trust National Association, as trustee.

Please note that the information about the offering price and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at maturity, you will receive a cash payment the amount of which will vary depending on the performance of the Index calculated in accordance with the formula set forth below and will be reduced by the Accrued Tracking Fee . We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.

If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described below under “— Early Redemption at the Option of the Holders.” If the amount so calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a cash payment.

If we elect to exercise our call right to redeem all of the Securities, subject to compliance with the procedures set forth below, for each Security you will receive a cash payment on the Call Settlement Date equal to the Call Settlement Amount, as described below under “— UBS’s Call Right.” If the amount so calculated is equal to or less than zero, the Call Settlement Amount will be zero and you will not receive a cash payment.

The Securities may pay a cash coupon during their term.

Coupon Payment

For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount in cash equal to the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

Specific Terms of the Securities

If the Reference Distribution Amount on such Coupon Valuation Date is zero, you will not receive any Coupon Amount on the related Coupon Payment Date.

The final Coupon Amount will be included in the Cash Settlement Amount.

The “Coupon Payment Date” means the 15th Index Business Day following each Coupon Valuation Date, provided that the final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment Date will be October 22, 2018.

The “Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date.

The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Trading Day on which the Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the Trading Day prior to the applicable Coupon Record Date.

The “Coupon Valuation Date” means the 30th of March, June, September and December of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date, subject to adjustment as described herein. The first Coupon Valuation Date will be October 1, 2018.

The “Reference Distribution Amount” means:

(a)

as of the first Coupon Valuation Date, an amount equal to the gross cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the Initial Trade Date to and including the first Coupon Valuation Date; and

(b)

as of any other Coupon Valuation Date, an amount equal to the gross cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date.

Notwithstanding the foregoing, with respect to cash dividends or distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the dividend or distribution to holders of such Index constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units or shares, as applicable, of each Index constituent equal to (i) the published unit weighting of that Index constituent as of that date, divided by (ii) the product of (a) the Index Divisor as of that date, and (b) the Index Closing Level on the prior calendar day divided by the Current Principal Amount on the prior calendar day.

“record date” means, with respect to a distribution on an Index constituent, the date on which a holder of the Index constituent must be registered as a unitholder or shareholder of such Index constituent in order to be entitled to receive such distribution.

Specific Terms of the Securities

“ex-dividend date” means, with respect to a distribution on an Index constituent, the first Business Day on which transactions in such Index constituent trade on the Primary Exchange without the right to receive such distribution.

Cash Settlement Amount at Maturity

The “Maturity Date” is August 20, 2048, subject to adjustment as described below under “— Market Disruption Event.”

For each Security, unless earlier called or redeemed, you will receive at maturity a cash payment equal to:

(a)	the product of

(i)	the Current Principal Amount as of the calendar day immediately preceding the Calculation Date and

(ii)	the Index Factor as of the last Index Business Day in the Final Measurement Period, plus

(b)	the final Coupon Amount if on such last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, minus

(c)	the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus

(d)	the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any.

We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The negative effect of the Accrued Tracking Fee will reduce your final payment. If the increase in the level of the Index is insufficient to offset the negative effect of the Accrued Tracking Fee (less any Coupon Amounts and any Stub Reference Distribution Amount, as applicable, you may be entitled to receive), or if the final Index level is less than the Initial Index Level (or the Index level at the time you purchase the Securities, as applicable), you may lose some or all of your investment at maturity.

The “Current Principal Amount” for each Security will equal:

(a)	on the Initial Trade Date, $25.00.

(b)	on each subsequent calendar day, to but excluding the first day of an applicable Measurement Period:

(Current Principal Amount on the previous calendar day × Index Factor) — Accrued Tracking Fee

(c)	on the last day of an applicable Measurement Period:

(Current Principal Amount on the calendar day immediately preceding the first day of the applicable Measurement Period × Index Factor) — Accrued Tracking Fee

To the extent the Current Principal Amount must be calculated during a Measurement Period, the Current Principal Amount on any day during the Measurement Period shall be calculated as if such day is the last day of the applicable Measurement Period and in such circumstances, clause (2) of the “Index Factor” definition (below) shall be determined by calculating (i) (A) (the Index Closing Level on each prior Trading Day, if any, of the applicable Measurement Period) + (the Index Closing Level on such determination date within the applicable Measurement Period × the number of Trading Days from and including such date of determination to, and including, the last Trading Day within the applicable

Specific Terms of the Securities

Measurement Period), divided by (B) the number of scheduled Trading Days in the applicable Measurement Period; and (ii) dividing the result obtained under (i) above by the Index Closing Level on the Index Business Day immediately preceding the first day of the applicable Measurement Period

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

The “Index Factor” will equal:

(1)	on any Index Business Day prior to an applicable Measurement Period:

Index Closing Level on such Index Business Day divided by the Index Closing Level on the immediately preceding Index Business Day.

(2)	on the last Index Business Day in a Measurement Period:

(i) the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the applicable Measurement Period divided by (ii) the Index Closing Level on the Index Business Day immediately preceding the first day of the applicable Measurement Period.

The Index Factor will equal one (1) on any calendar day that is not an Index Business Day.

The “Current Indicative Value” as determined by the Security Calculation Agent, means, as of any time and date of determination, an amount per Security equal to:

(Current Principal Amount on the previous calendar day × Index Factor, calculated using the intraday indicative value of the Index) — Accrued Tracking Fee + Coupon Amount with respect to the Coupon Valuation Date immediately preceding the date of determination if on the date of determination the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred + Reference Distribution Amount, calculated as if such time and date of determination is a Coupon Valuation Date.

The actual trading price of the Securities in the secondary market may vary significantly from the indicative value.

On any day within a Measurement Period, the Current Indicative Value of the Securities shall be calculated as if such day is the last day of the applicable Measurement Period and in such circumstances, clause (2) of the “Index Factor” definition shall be determined by calculating (i) (A) (the Index Closing Level on each prior Trading Day, if any, of the applicable Measurement Period) + (the Index Closing Level on such determination date within the applicable Measurement Period × the number of Trading Days from and including such date of determination, to and including, the last Trading Day within the applicable Measurement Period), (B) the number of scheduled Trading Days in the applicable Measurement Period, and (ii) dividing the results obtained under (i) above by the Index Closing level on the Index Business Day immediately preceding the first day of the applicable Measurement Period.

The “Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent. The “Index Closing Level” on the Initial Trade Date (i.e. the Initial Index Level) was 1313.27.

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently ICE Data Indices, LLC, which is also the Index Sponsor.

Specific Terms of the Securities

The “Index Divisor,” as of any date of determination, is the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “NYSE® Pickens Core Midstream Index™ — Index Calculation” beginning on page S-33.

The Securities are subject to an “Accrued Tracking Fee” per Security equal to 0.85% per annum, calculated as follows:

(a)	On the Initial Trade Date, the Accrued Tracking Fee is equal to zero.

(b)	On any subsequent calendar day prior to the beginning of a Measurement Period, the Accrued Tracking Fee is equal to (0.85% / 365) × Closing Indicative Value on the previous calendar day.

(c)

On the last day of an applicable Measurement Period, the Accrued Tracking Fee is equal to (0.85% × a fraction, the numerator of which equals the number of calendar days from and including the first day of the applicable Measurement Period to but excluding the last day of the applicable Measurement Period and the denominator of which equals 365) × Closing Indicative Value as of the calendar day immediately preceding the first day of the applicable Measurement Period.

The Accrued Tracking Fee takes into account the performance of the Index, as reflected in the Closing Indicative Value.

The “Final Measurement Period” means the five (5) Index Business Days from and including the Calculation Date, subject to adjustment as described under “— Market Disruption Event.”

“Measurement Period” means the Final Measurement Period or the Call Measurement Period, as applicable.

The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, an amount equal to the gross cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date, to and including the last Index Business Day in the Final Measurement Period or Call Measurement Period as applicable, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold 4/5ths, 3/5ths, 2/5ths and 1/5th of the shares/units of each Index constituent it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Final Measurement Period or Call Measurement Period.

The “Calculation Date” means August 12, 2048, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

“Trading Day” means any day on which the primary exchange for trading in the Securities is open for trading in the Securities.

Specific Terms of the Securities

“Primary Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, the primary exchange or market of trading such Index constituent or such constituent underlying a successor index.

“Related Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agent) on the overall market for futures or options contracts relating to such Index constituent or such constituent underlying a successor index.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day no later than 4:00 p.m., New York City time, and a confirmation of redemption by no later than 5:00 p.m., New York City time, on any applicable Index Business Day, provided that you request that we redeem a minimum of 50,000 Securities. For any applicable redemption request, the “Redemption Valuation Date” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities. We reserve the right from time to time to reduce or waive this minimum redemption amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The first Redemption Date will be August 27, 2018 and the final Redemption Date will be August 13, 2048. If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index constituents, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event.”

If the amount calculated above is less than or equal to zero, the payment upon early redemption will be zero. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

As of any Redemption Valuation Date, the “Redemption Fee Amount” means an amount per Security equal to:

(0.125% × Closing Indicative Value for the applicable Security as of such Valuation Date).

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to:

Closing Indicative Value as of the Redemption Valuation Date — Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.”

Specific Terms of the Securities

If the amount calculated above is less than or equal to zero, the payment upon early redemption will be zero. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.

You may lose some or all of your investment upon early redemption. The combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount will reduce your final Redemption Amount. If the level of the Index does not increase by an amount sufficient to offset the combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount (less any Coupon Amounts you may be entitled to receive), or if the final Index level is less than the Initial Index Level (or the Index level at the time you purchase the Securities, as applicable), you may lose some or all of your investment upon early redemption.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which we refer to as a “Redemption Notice,” which is attached to this prospectus supplement as Annex A, to UBS via email no later than 4:00 p.m. (New York City time) on the Index Business Day on which you elect to exercise your redemption right. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this prospectus supplement as Annex B;

➢

deliver the signed confirmation of redemption, which we refer to as the “Redemption Confirmation,” to us via e-mail in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 4:00 p.m. (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Business Day prior to the applicable Redemption Valuation Date, your notice will not be effective, you will not be able to redeem your Securities until another date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

We reserve the right from time to time to reduce or waive the minimum redemption amount or the Redemption Fee Amount in our sole discretion on a case-by-case basis. In addition, we reserve the right

Specific Terms of the Securities

from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such waiver or election to accelerate the Redemption Valuation Date.

UBS’s Call Right

We have the right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior notice to the holders of the Securities (which notice may be provided via press release), such redemption to occur on any Business Day that we may specify on or after August 25, 2019 through and including the Maturity Date (the “Call Settlement Date”). Upon early redemption in the event we exercise this right, you will receive a cash payment equal to:

(a)	the product of

(i)	the Current Principal Amount as of the calendar day immediately preceding the Call Measurement Period and

(ii)	the Index Factor as of the last Index Business Day in the Call Measurement Period, plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, minus

(c)	the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus

(d)	the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any.

We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is equal to or less than zero, the payment upon exercise of the UBS Call Right will be zero.

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their Securities on the second Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index constituents, such Call Valuation Date may be postponed as described under “— Market Disruption Event.”

The “Call Measurement Period” means:

(a)

if the Market Value of Securities outstanding as at the close of business on the Trading Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right is less than $100,000,000, the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”; or

(b)

if the Market Value of Securities outstanding as at the close of business on the Trading Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right is equal to or greater than $100,000,000, the five (5) Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”

Specific Terms of the Securities

The “Market Value” of the Securities outstanding as of the close of business on the Trading Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right will equal:

Current Indicative Value as of such Trading Day × number of Securities outstanding as reported by PYPESO <Index> on Bloomberg.

The “Call Valuation Date” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.

In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement Period.

You may lose some or all of your investment upon a call. The negative effect of the Accrued Tracking Fee will reduce your final payment. If the level of the Index does not increase by an amount sufficient to offset the negative effect of the Accrued Tracking Fee (less any Coupon Amounts and any Stub Reference Distribution Amount, as applicable, you may be entitled to receive), or if the final Index level is less than the Initial Index Level (or the Index level at the time you purchase the Securities, as applicable), you may lose some or all of your investment upon UBS’s exercise of its call right.

Some of the defined terms used in this section have different applications when used in determining the Redemption Amount. For the definition of the terms relevant to early redemption, please refer to “— Early Redemption at the Option of the Holders” beginning on page S-50.

Security Calculation Agent

UBS Securities LLC will act as the “Security Calculation Agent.” The Security Calculation Agent will determine, among other things, the Current Principal Amount, Current Indicative Value, the Index Factor, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Tracking Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Final Measurement Period, the Coupon Payment Dates, the Coupon Valuation Dates, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Valuation Date, the Redemption Amount, if any, that we will pay you upon redemption, if applicable, the Redemption Date, the Call Settlement Date, the Call Valuation Date, the Call Measurement Period and the Call Settlement Amount, if any, that we will pay you in the event that UBS calls the Securities, and whether any day is a Business Day or Index Business Day. The Security Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Security Calculation Agent will be at the sole discretion of the Security Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption, or on a Coupon Payment Date on or prior to 12:00 p.m. (New York City time) on the Business Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Tracking Fee, the Redemption Amount and

Specific Terms of the Securities

Redemption Fee Amount, if any, per security, the Call Settlement Amount, if any, per security, and the Cash Settlement Amount, if any, per security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Disrupted Day (as defined below) exists with respect to an Index constituent on an Averaging Date (as defined below) or on a Redemption Valuation Date, the share/unit price and published share/unit weighting with respect to such Index constituent (and only with respect to such Index constituent) for such Averaging Date or Redemption Valuation Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day that is not a Disrupted Day (the “Deferred Averaging Date”) with respect to such Index constituent irrespective of whether pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the share/unit price of a particular Index constituent being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Closing Level on the Index Business Days during the Final Measurement Period or Call Measurement Period, or on the Redemption Valuation Date, as applicable, the Security Calculation Agent or one of its affiliates, as the case may be, will apply the share/unit price and the published share/unit weighting with respect to such Index constituent for such Deferred Averaging Date to the calculation of the Index Closing Level (i) on the date(s) of the original disruption with respect to such Index constituent and (ii) such Averaging Date. For example, if the Final Measurement Period or Call Measurement Period, as applicable, for purposes of calculating the Cash Settlement Amount or Call Settlement Amount, respectively, is based on the arithmetic mean of the Index Closing Levels on June 6, 2019, June 7, 2019, June 8, 2019, June 9, 2019 and June 10, 2019 and there is a Market Disruption Event for an Index constituent on June 6, 2019, but no other Market Disruption Event during the Final Measurement Period or Call Measurement Period, as applicable, then the share/unit price for such disrupted Index constituent on June 7, 2019 will be used more than once to calculate the Cash Settlement Amount or Call Settlement Amount, respectively, and such Cash Settlement Amount or Call Settlement Amount, as applicable, will be determined based on the arithmetic mean of the share/unit price for such disrupted Index constituent on June 7, 2019, June 7, 2019, June 8, 2019, June 9, 2019 and June 10, 2019.

If the Redemption Valuation Date for purposes of calculating a Redemption Amount is based on the Index Closing Level on June 6, 2019 and there is a Market Disruption Event for an Index constituent on June 6, 2019, then the share/unit price for such disrupted Index constituent on June 7, 2019 will be used to calculate the Redemption Amount.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date or the Redemption Valuation Date, as applicable, with respect to any Index constituent occurring more than three (3) Index Business Days following the day originally scheduled to be such final Averaging Date or Redemption Valuation Date. If the third Index Business Day following the date originally scheduled to be the final Averaging Date, or the Redemption Valuation Date, as applicable, is not an Index Business Day or is a Disrupted Day with respect to such Index constituent, the Security Calculation Agent or one of its affiliates will determine the share/unit price and share weighting with respect to any Index constituent required to be determined for the purpose of calculating the applicable Index Closing Level based on its good faith estimate of the share/unit price and share/unit weighting of each such Index constituent that would have prevailed on the Primary Exchange on such third Index Business Day but for such suspension or limitation.

Specific Terms of the Securities

An “Averaging Date” means each of the Index Business Days during the Final Measurement Period or Call Measurement Period, as applicable, subject to adjustment as described herein.

A “Disrupted Day” with respect to any Index constituent is any Index Business Day on which the Primary Exchange or any Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred and is continuing, and, in both cases, the occurrence of which is determined by the Security Calculation Agent to have a material effect on the share/unit price of such Index constituent.

With respect to an Index constituent, a “Market Disruption Event” means:

(a)	the occurrence or existence of a condition specified below:

(i)

any suspension, absence or limitation of trading on the Primary Exchange for trading in the Index constituent, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise,

(ii)

any suspension, absence or limitation of trading on the Related Exchange for trading in futures or options contracts related to the Index constituent, whether by reason of movements in price exceeding limits permitted by such Related Exchange or otherwise, or

(iii)

any event (other than an event described in (b) below) that disrupts or impairs (as determined by the Security Calculation Agent) the ability of market participants in general (A) to effect transactions in, or obtain market values for, the relevant Index constituent or (B) to effect transactions in, or obtain market values for, futures or options contracts relating to the relevant Index constituent; or

(b)

the closure on any Index Business Day of the Primary Exchange or any Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by the Primary Exchange or such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the Primary Exchange or such Related Exchange on such Index Business Day and (ii) the submission deadline for orders to be entered into the Primary Exchange or such Related Exchange system for execution at the close of trading on such Index Business Day;

in each case determined by the Security Calculation Agent in its sole discretion; and

(c)

a determination by the Security Calculation Agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the Securities.

For purposes of the above definition:

(i)

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Primary Exchange or Related Exchange, and

(ii)

for purposes of clause (i) above, limitations pursuant to the rules of any Primary Exchange or Related Exchange similar to NYSE Rule 80B or Nasdaq Rule 4120 (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B or Nasdaq Rule 4120 as determined by the Security Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading.

“Scheduled Closing Time” means, with respect to the Primary Exchange or the Related Exchange, on any Index Business Day, the scheduled weekday closing time of the Primary Exchange or such Related Exchange on such Index Business Day, without regard to after hours or any other trading outside of the regular trading session hours.

Specific Terms of the Securities

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic positions.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.” In addition to the default amount described below, we will also pay the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment,” calculated as if the date of acceleration was the last Index Business Day in the Final Measurement Period and the four Index Business Days immediately preceding the date of acceleration were the corresponding Index Business Days in the accelerated Final Measurement Period, with the fourth Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, as determined by the Security Calculation Agent, in U.S. dollars for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will

Specific Terms of the Securities

equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two (2) Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five (5) Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two (2) Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill

Companies, Inc. ,or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation

If (i) the Index Sponsor discontinues publication of or otherwise fails to publish the Index, (ii) our license agreement with the Index Sponsor terminates, or (iii) the Index Sponsor does not make the Index constituents, their share/unit weighting and/or the Index Divisor available to the Security Calculation Agent, and, in each case, the Index Sponsor or another entity publishes a successor or substitute index licensed to UBS that the Security Calculation Agent determines to be comparable to the discontinued Index and for which the Index constituents, their share/unit weighting, and/or the Index Divisor are available to the Security Calculation Agent (such index being referred to herein as a “successor index”), then the Security Calculation Agent will determine the Coupon Amounts, Current Principal Amounts, Index Factor, Current Indicative Value, Accrued Tracking Fee, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, call, or upon early redemption by reference to such successor index.

Specific Terms of the Securities

Upon any selection by the Security Calculation Agent of a successor index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If the Index Sponsor discontinues publication of the Index, if our license agreement with the Index Sponsor terminates or the Index Sponsor does not make the Index constituents, their share/unit weightings and/or Index Divisor available to the Security Calculation Agent prior to, and such discontinuation or unavailability is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or Call Measurement Period, or on the Redemption Valuation Date, as applicable, or any other relevant date on which the Index level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or Call Measurement Period, or on the Redemption Valuation Date, as applicable, or any other relevant date on which the Index level is to be determined, then the Security Calculation Agent will determine the relevant Index level using the Index level and published share/unit weighting of each Index constituent included in the Index or successor index, as applicable, on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “NYSE® Pickens Core Midstream™ Index —Rebalances and Frequency” on page S-33. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. In such event, the Security Calculation Agent will make such adjustments, if any, to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including the Coupon Amounts, Current Principal Amounts, Index Factor, Current Indicative Value, Accrued Tracking Fee, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, call, or upon early redemption by reference to such Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.

An “Index Replacement Event” means:

(a)

an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of shares/units in the Index constituents included in the Index or options, futures, swaps or other derivatives on the Index or the shares/units in the Index constituents included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects our ability to

Specific Terms of the Securities

issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(b)

any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after August 20, 2018 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of shares/units in the Index constituents included in the Index or options, futures, swaps or other derivatives on the Index or the shares/units in the Index constituents included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(c)

any event that occurs on or after August 20, 2018 that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of shares/units in the Index constituents included in the Index or options, futures, swaps or other derivatives on the Index or the shares/units in the Index constituents included in the Index (including but not limited to exchange-imposed position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the Securities or (iii) for us to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or

(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any, announces that pursuant to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index or a successor index, or the value thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the Index level of the Index or such successor index does not, in the opinion of the Security Calculation Agent, fairly represent the Index level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the Index levels for the Index or such successor index with reference to the Index or such successor index, as

Specific Terms of the Securities

adjusted. The Security Calculation Agent will accordingly calculate the Index Closing Level, the Current Principal Amount, the Current Indicative Value, the Index Factor, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Tracking Fee, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, that we will pay you upon early redemption, if applicable, and the Call Settlement Amount, if any, that we will pay you in the event UBS calls the Securities, based on the relevant Index Closing Level calculated by the Security Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the Index level of the Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index level for the Index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS may, in its sole discretion, amend the title of the Securities in order to remove reference the former Index and to make such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the relevant successor index or Substitute Index, as applicable.

All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation Agent’s sole discretion. See “Risk Factors — There are potential conflicts of interest between you and the Security Calculation Agent” in this prospectus supplement beginning on page S-25 for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation Agent.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— UBS’s Call Right” and “— Early Redemption at the Option of the Holders” above.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may issue additional Securities in amounts that exceed such amount any time, without your consent and without notifying you. The Securities do not limit our ability to incur other

Specific Terms of the Securities

indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Index constituents or the Index prior to and/or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of Index constituents or other securities of issuers of the Index constituents,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange- traded funds or other instruments based on the level of the Index or the value of the Index constituents,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices, corporations or MLPs, or

➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the last Index Business Day in the Final Measurement Period or Call Measurement Period or the Redemption Valuation Date. That step may involve sales or purchases of any of the Index constituents, listed or over-the- counter options or futures on the Index constituents or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the Index.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” beginning on page S-15 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the ownership of Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise described below under “Unrelated Business Taxable Income,” the discussion below does not apply to tax-exempt organizations. If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion only applies to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN.

Material U.S. Federal Income Tax Consequences

ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index. The terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. In addition, the terms of the Securities require you (in the absence of a statute, regulation, administrative or judicial ruling to the contrary) to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat the Coupon Amount and the Stub Reference Distribution Amount, if any, in such a manner despite the fact that (a) all or a portion of such distributions may be attributable to (i) partnership distributions that are attributable to allocations of long-term capital gain that in the case of a direct investor would be subject to tax at long-term capital gains rates, (ii) partnership distributions that exceed the partnership’s income, in which case a direct holder of the partnership interest would effectively be able to exclude such excess from income, (iii) dividends that a direct investor would treat as “qualified dividends” that may be taxed at capital gains rates, and (iv) dividends for which a direct corporate investor would receive a dividends received deduction, and (b) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than any amount attributable to an accrued Coupon Amount and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. In general, your tax basis in your Securities will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Section 1260. It is likely that ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the rules of Section 1260 of the Code that apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity, and (ii) an entity that is treated as a partnership for tax purposes is considered to be a pass-thru entity. The Index is primarily comprised of entities that are classified as partnerships for U.S. federal income tax purposes. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index, like the Index, that is primarily composed of pass-thru entities. Although the matter is not free from doubt, it is likely that Section 1260 should apply to the portion of the return on your Securities that is determined by reference to Index constituents that are classified as partnerships for U.S. federal income tax purposes (the “Partnership Constituents”).

If the Securities are subject to these rules, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Partnership Constituents would be

Material U.S. Federal Income Tax Consequences

recharacterized as ordinary income (and would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized if you had instead purchased an actual interest in the Partnership Constituents (in an amount equal to the notional amount of the Partnership Constituents that are referenced by the Securities) on the date that you purchased the Securities and sold your interest in the Partnership Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). If the Securities are subject to Section 1260, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Partnership Constituents unless you provide clear and convincing evidence to the contrary.

It is unclear whether the Excess Gain Amount should be based on the aggregate gain that you would have recognized if you had directly invested in the Partnership Constituents or whether it should be computed separately with respect to each Partnership Constituent. If the determination must be based on each individual Partnership Constituent, it is more likely that the recharacterization and interest charge provisions of Section 1260 would apply to your Securities.

The Excess Gain Amount, if any, with respect to the Securities will depend on a number of factors that we cannot predict. First, the Excess Gain Amount will depend in part upon the amount of ordinary income that is allocated to a direct investor in each Partnership Constituent.

Second, the Excess Gain Amount will depend in part upon the amount of ordinary income that a direct investor in each Partnership Constituent would recognize upon a sale of a direct interest in each Partnership Constituent in respect of any “Section 751 assets” that are held by the Partnership Constituent. You should be aware that some of the Partnership Constituents could have a significant amount of “Section 751 assets” which could cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

Third, the Index is scheduled to rebalance periodically. Accordingly, a holder that instead purchases the Partnership Constituents may recognize short-term capital gain upon the rebalancing of such holders’ portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 to the Securities, a holder of Securities should generally not recognize any short-term capital gain upon the sale, redemption or maturity of the Securities as long as such holder holds the Securities for more than one year. The rebalancing of the Index could therefore cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

Because you will only be able to avoid the application of Section 1260 to your Securities if you can demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your Securities is zero, it may be administratively difficult for you to demonstrate whether and to what extent the preceding paragraphs should apply to your Securities. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale, redemption or maturity of the Securities as ordinary income that is subject to an interest charge even if there is no Excess Gain Amount in respect of your Securities if you cannot provide clear and convincing evidence to substantiate that position.

Because the application of Section 1260 constructive ownership rules to the Securities is unclear, you are strongly urged to consult your tax advisor regarding the potential application of such rules to your investment in the Securities.

Alternative Treatments. There is no judicial or administrative authority discussing how your Securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the Securities should be treated in a manner that differs from that described above. For example, the IRS might assert

Material U.S. Federal Income Tax Consequences

that your Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. In addition, you would adjust your interest income for each taxable year to reflect any difference between the projected amount of the Coupon Amounts on your Securities and the actual Coupon Amounts that are paid with respect to the Securities in such year. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. Any gain you recognize upon the sale, early redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

In addition, it is possible that the IRS could treat your Securities as representing ownership of the Index constituents for U.S. federal income tax purposes. In such a case, you would be required to recognize income, gain or loss as if you had actually owned interests in the Index constituents. Under this alternative treatment, you would also be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances. Further, if the Securities are characterized in accordance with this alternative treatment under state or local law, you could be required to file state and local tax returns on account of your deemed ownership interest of the Index constituents and pay tax accordingly.

If the Securities are treated in the manner described in the preceding paragraph, you would be required to treat the Accrued Tracking Fee as amounts of expense. The deduction of any such deemed expenses would generally be subject to the limitations on miscellaneous itemized deductions that apply to certain investors. Such amounts would correspondingly increase the capital gain (or decrease the capital loss) that you recognize upon the redemption or maturity of your Securities to the extent that the amount that you receive at such time is reduced to take into account the Accrued Tracking Fee.

Even if you are not treated as owning the Index constituents, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted.

The IRS could also assert that any gain or loss that you recognize upon redemption or maturity of your Securities should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your Securities in excess of the Coupon Amounts that are paid on the Securities.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities, such guidance could require you to accrue income over the term of the Securities in excess of the Coupon Amounts that are paid on the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market”

Material U.S. Federal Income Tax Consequences

basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your Securities, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether your net investment income includes any Coupon Amounts and the Stub Reference Distribution Amount that you receive on the Securities, unless such Coupon Amounts and the Stub Reference Distribution Amount, if any, were derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts and the Stub Reference Distribution Amount, if any, should be included in your net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be included in your net investment income). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Securities.

Unrelated Business Taxable Income. A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities. However, as noted above, it is possible that the Securities could be treated as other than a pre-paid forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the Index constituents. If your Securities are so treated, a portion of any income or gain that you recognize with respect to your Securities would be treated as UBTI.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. If the Securities are treated as a pre-paid forward contract with respect to the Index, an investment in the Securities or the sale, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, redemption, or maturity of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. Notwithstanding that we do not intend to treat the Securities as debt for tax purposes, we intend to apply the information reporting and backup withholding rules that are described under “U.S. Tax Considerations — Taxation of Debt Securities — Backup Withholding and Information Reporting” in the accompanying prospectus to any payments made on your Securities.

Material U.S. Federal Income Tax Consequences

Non-U.S. Holders

The following section addresses the tax treatment of a non-United States holder of Securities. You are a non-United States holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security.

As discussed in more detail below, we believe, and we intend to take the position, that non-U.S. holders of Securities will be subject to withholding tax under Section 871(m) of the Code. As discussed below, the computation of the Section 871(m) tax in respect of a contract, such as the Securities, that references partnerships is uncertain. Accordingly, we intend to treat the entire amount of each Coupon Amount and the Stub Reference Distribution Amount (including any accrued Coupon Amount upon a sale of the Securities) that is paid to a non-U.S. holder as a dividend equivalent that is subject to a 30% withholding tax under Section 871(m), unless (a) the holder is entitled to a lower rate under the “dividend” article of an applicable tax treaty or (b) the income from the Securities is effectively connected with the holder’s conduct of a trade or business in the United States (in which case, in order to avoid withholding, the holder will be required to provide a properly executed IRS Form W-8ECI). Moreover, each non-U.S. holder of Securities will agree, pursuant to the terms of the Securities, that it will treat each Coupon Amount and the Stub Reference Distribution Amount (including any accrued Coupon Amount at the time that it sells the Securities) as dividends that are subject to a 30% withholding tax (and that it will not claim a refund of such withholding tax) except to the extent that the holder qualifies under either of the exceptions in the preceding sentence. We and each non-U.S. holder will be required to take this position despite the fact that it is likely that the actual Section 871(m) tax will be less than the amount of such withholding. We expect that other withholding agents will take a similar position regarding their withholding obligations with respect to Coupon Amounts on the Securities.

More specifically, Section 871(m) and the Regulations thereunder impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts (such as structured notes) held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States). However, the regulations only apply to a contract that is issued before January 1, 2019 if the contract is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to the stock of U.S. corporations). We believe and we intend to take the position that the Securities should be treated as delta-one contracts for this purpose.

The Section 871(m) regulations provide that instruments that reference a “qualified index” generally are not subject to withholding under Section 871(m). We believe that the Index is not a “qualified index” and that therefore the Securities will not be eligible for this exception. The Section 871(m) regulations provide that a contract that references an index that is not a qualified index will be treated for Section 871(m) purposes as referencing the components of the index. Accordingly, the Securities should be treated as referencing the Index components for Section 871(m) purposes.

The Index is primarily comprised of entities that are classified as partnerships for U.S. federal income tax purposes. Although the Section 871(m) tax generally only applies to contracts that reference U.S. stocks, the Section 871(m) regulations provide that a transaction that references certain partnerships that hold significant investments in U.S. stocks (“Covered Partnerships”) will be treated as referencing the U.S. stocks owned by the Covered Partnerships. We anticipate that some of the Index constituents will be Covered Partnerships. Accordingly, the Securities should be subject to the Section 871(m) tax to the extent the Securities reference Index components that are Covered Partnerships or entities that are

Material U.S. Federal Income Tax Consequences

classified as corporations for U.S. federal income tax purposes. The Section 871(m) tax will be based on the dividends that are paid during a non-U.S. holder’s holding period in a Security with respect to the U.S. stocks that are held by a Covered Partnership in the Index or with respect to U.S. stocks that are included in the Index (to the extent of the notional interest that is referenced by the holder’s Security).

There are significant uncertainties regarding the application of Section 871(m) to instruments that reference a Covered Partnership, including how a withholding agent and investor should determine whether a partnership is a Covered Partnership and the amount and timing of any dividends that are received by a Covered Partnership. This is particularly uncertain in light of the limited public information regarding the U.S. stocks that are held by the Partnership Constituents and the amount and timing of any dividends with respect to such stocks. Because of our inability to determine which of the Partnership Constituents are Covered Partnerships and the dividends that are received by such Covered Partnerships, we intend to treat the entire amount of each Coupon Amount and the Stub Reference Distribution Amount (including any accrued Coupon Amount upon a sale of the Securities) that is paid to a non-U.S. holder as a dividend equivalent that is subject to a 30% withholding tax under Section 871(m), unless (a) the holder is entitled to a lower rate under the “dividend” article of an applicable tax treaty or (b) the income from the Securities is effectively connected with the holder’s conduct of a trade or business in the United States. Moreover, each non-U.S. holder of Securities will agree, pursuant to the terms of the Securities, that it will treat each Coupon Amount and the Stub Reference Distribution Amount (including any accrued Coupon Amount at the time that it sells the Securities) as dividends that are subject to a 30% withholding tax (and that it will not claim a refund of such withholding tax) except to the extent that the holder qualifies under either of the exceptions in the preceding sentence.

Although there can be no certainty in this regard, we expect that the actual Section 871(m) tax that would be due in respect of the Securities if a non-U.S. holder or withholding agent had actual knowledge of the Covered Partnerships in the Index and the dividends that are received by such partnerships will be less than the withholding imposed on the Coupon Amounts described in the prior paragraph. We therefore anticipate that a non-U.S. holder that is subject to the Section 871(m) withholding described in the preceding paragraph should not have any residual section 871(m) tax liability.

It is possible that some withholding agents may impose the Section 871(m) withholding tax described above on the date that the Index constituents make dividend or partnership distributions, rather than on the date upon which a Coupon Amount is distributed on the Securities (in which case the withholding agent may collect the tax from other assets of a non-U.S. holder in its custody). In addition, it is possible that a withholding agent will take the position that the Section 871(m) tax with respect to the Securities should be imposed in addition to a separate 30% withholding tax on the Coupon Amounts on the Securities. A non-U.S. holder of Securities should consult its tax advisor regarding this possibility.

FATCA. As described in the accompanying prospectus under “Taxation — Foreign Account Tax Compliance Act”, the Securities should initially be grandfathered from the “Foreign Account Tax Compliance Act” (“FATCA”) rules that impose a 30% withholding tax on certain payments to investors and intermediaries that fail to comply with certain certification and information reporting requirements. However, any payments on the Securities that are subject to Section 871(m) withholding tax will also be subject to FATCA withholding if the investor or intermediary does not comply with the applicable FATCA certification and identification requirements. Accordingly, non-U.S. holders of Securities should generally assume that withholding agents will treat all payments on the Securities in respect of the Coupon Amounts and Stub Reference Distribution Amount as subject to FATCA.

Effectively Connected Income. A non-U.S. holder that recognizes income or gain from the Securities that is effectively connected with a U.S. trade or business will be subject to U.S. federal income tax, and will

Material U.S. Federal Income Tax Consequences

be required to file U.S. federal income tax returns, in each case in the same manner as if it were a U.S. holder. In addition, if you are a corporate non-U.S. holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Alternative Treatments. Certain alternative characterizations of the Securities could have further consequences to non-U.S. holders. Under one potential alternative characterization, a non-U.S. holder of the Securities could be treated as directly owning the Index constituents. If the Securities are so treated, a non-U.S. holder would be treated as engaged in a U.S. trade or business as a result of its ownership of the Securities. Accordingly, under this alternative treatment, a non-U.S. holder could be required to file U.S. federal, state and local income tax returns and pay net-basis U.S. federal, state and local income tax on all or a portion of any income that it recognizes as a result of its investment in the Securities. In addition, a non-U.S. holder that is a foreign corporation could potentially be subject to the U.S. branch profits tax.

FIRPTA. In addition, even if holders of the Securities are not treated as owning the Index constituents, if a non-U.S. holder owns or is treated as owning more than 5% of the Securities (or if the Securities are not considered regularly traded on an established securities market), that non-U.S. holder could be treated as owning a “United States real property interest” within the meaning of Section 897 of the Code, in which case all or a portion any gain that it recognizes upon the sale, redemption or maturity of its Securities could be deemed to be “effectively connected income,” with the consequences described in the previous paragraph. In addition, amounts that a non-U.S. holder receives upon the sale, redemption or maturity of a Security that is treated as a “United States real property interest” could be subject, in whole or in part, to a withholding tax.

Prospective non-U.S. holders of Securities should consult their tax advisors regarding the tax consequences to them of investing in the Securities, including possible alternative characterizations and treatments of the Securities. We will not pay additional amounts with respect to any withholding taxes that are imposed on the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or holding of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding or conversion of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering

Benefit Plan Investor Considerations

purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $25,000,000 aggregate principal amount of Securities (1,000,000 Securities) to UBS Securities LLC at 100% of their aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions for the sale of the Securities and may also receive a portion of the Accrued Tracking Fee in connection with future distributions. For any Securities it sells, UBS Securities LLC may charge purchasers a creation fee, which may vary over time at UBS’s discretion.

Additional Securities may be offered and sold from time to time through UBS Securities LLC, as agent, to investors and to dealers acting as principals for resale to investors. We are not, however, obliged to, and may not, sell additional Securities or the full aggregate principal amount of Securities set forth on the cover of this prospectus supplement. We may suspend or cease sales of the Securities at any time, at our discretion, or resume sales of the Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of the Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this prospectus supplement and the accompanying prospectus) may be used by such dealers in connection with market- making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-62, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

Supplemental Plan of Distribution

UBS reserves the right to pay a portion of the Accrued Tracking Fee to UBS Securities LLC and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

NOTICE OF EARLY REDEMPTION

To: ol-ubs-etracs@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No. 90274E257

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Valuation Date: [[            ], 20[    ]2

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 4:00 p.m. (New York City time) on the Business Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned, is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we repurchase your Securities” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date and through the Index Business Day subsequent to the Redemption Valuation Date.

[2]	Subject to adjustment as described in the prospectus supplement relating to the Securities.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

E-mail: ol-ubs-etracs@ubs.com

To Whom It May Concern:

The holder of UBS AG $            ETRACS NYSE Pickens Core Midstream Index ETN due August 20, 2048, CUSIP No. 90274E257 , redeemable for a cash amount based on the performance of The NYSE® Pickens Core Midstream™ Index (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]3, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

By:

Name:
Title:
Telephone:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any redemption date.)

[3]	Subject to adjustment as described in the prospectus supplement relating to the Securities.

B-1

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

$100,000,000 ETRACS NYSE® Pickens Core Midstream™ Index ETN due August 20, 2048 Prospectus Supplement dated August 20, 2018 (To Prospectus dated April 29, 2016) UBS Investment Bank